                                                                    Exhibit 10.9


                  =============================================


             THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  =============================================


                            FLEET RETAIL FINANCE INC.
                           AS ADMINISTRATIVE AGENT AND
                                COLLATERAL AGENT

                  =============================================


                            REVOLVING CREDIT LENDERS
                                  NAMED HEREIN

                  =============================================


                          BACK BAY CAPITAL FUNDING LLC
                              THE TRANCHE B LENDER

                         WELLS FARGO RETAIL FINANCE, LLC
                              AS SYNDICATION AGENT

                   NATIONAL CITY COMMERCIAL FINANCE, INC. AND
                             HELLER FINANCIAL, INC.
                           AS CO-DOCUMENTATION AGENTS

                  =============================================


                                  DESIGNS, INC.

                          THE BORROWERS' REPRESENTATIVE
                                      FOR:
                           THE BORROWERS NAMED HEREIN

                  =============================================



                                  MAY 14, 2002

ARTICLE 1 - DEFINITIONS:..........................................................................................2

 ARTICLE 2 - THE REVOLVING CREDIT: ..............................................................................38
         2.1 .    Establishment of  Revolving Credit.............................................................38
         2.2.     Advances in Excess of Borrowing Base (OverLoans)...............................................39
         2.3.     Initial Reserves. Changes to Reserves..........................................................40
         2.4.     Risks of Value of Collateral...................................................................40
         2.5.     Commitment to Make Revolving Credit Loans and Support Letters of Credit........................40
         2.6.     Revolving Credit Loan Requests.................................................................40
         2.7      Making of Revolving Credit Loans...............................................................42
         2.8.     SwingLine Loans................................................................................43
         2.9.     The Loan Account...............................................................................43
         2.10.    The Revolving Credit Notes.....................................................................44
         2.11.    Payment of The Loan Account....................................................................45
         2.12.    Interest on Revolving Credit Loans. ...........................................................46
         2.13.    Revolving Credit Commitment Fee................................................................46
         2.14.    Administrative Agent's Fee.....................................................................47
         2.15.    Unused Line Fee................................................................................47
         2.16.    Revolving Credit Early Termination Fee.........................................................47
         2.17.    Intentionally omitted..........................................................................47
         2.18.    Agents' and Lenders' Discretion................................................................47
         2.19.    Procedures For Issuance of L/C's...............................................................48
         2.20.    Fees For L/C's.................................................................................49
         2.21.    Concerning L/C's...............................................................................50
         2.22.    Changed Circumstances..........................................................................52
         2.23.    Designation of Borrowers' Representative as Borrowers'  Agent..................................53
         2.24.    Lenders' Commitments...........................................................................53
         2.25.    References to Original Agreement...............................................................55

ARTICLE 3 - THE TRANCHE B LOAN:..................................................................................55
         3.1.     The  Tranche B Loan............................................................................55
         3.2.     The Tranche B Note.............................................................................55
         3.3.     Payment of Principal of the Tranche B Loan .  .................................................56
         3.4      Interest On The Tranche B Loan. ...............................................................56
         3.5.     Tranche B Commitment Fee and Tranche B Monitoring Fee..........................................57
         3.6.     Payments On Account of Tranche B Loan .........................................................58

ARTICLE 4 - CONDITIONS PRECEDENT: ...............................................................................58
         4.1        Due Diligence................................................................................58
         4.2.     Opinion........................................................................................58
         4.3.     Additional Documents...........................................................................59
         4.4.     Officers' Certificates.........................................................................59
         4.5.     Casual Male Acquisition........................................................................59
         4.6.     Representations and Warranties.................................................................59
         4.7.     Minimum Day One Excess Availability............................................................59
         4.8.     All Fees and Expenses Paid.....................................................................59
         4.9      INVESTMENT.  ..................................................................................60
         4.10              Collateral, Etc.  ....................................................................60
         4.11.    No Default.....................................................................................60
         4.12.    Financial Statements; Legal Due Diligence; No Adverse Change...................................60

                                                                                                            Page ii




         4.14.    Benefit of Conditions Precedent................................................................61

ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:...................................................61
         5.1.     Payment and Performance of Liabilities.........................................................62
         5.2.     Due Organization. Authorization. No Conflicts..................................................62
         5.3.     Trade Names....................................................................................63
         5.4.     Infrastructure.................................................................................63
         5.5.     Locations......................................................................................64
         5.6.     Stores.........................................................................................64
         5.7.     Title to Assets................................................................................65
         5.8.     Indebtedness...................................................................................65
         5.9.     Insurance......................................................................................66
         5.10.    Licenses.......................................................................................67
         5.11.    Leases.........................................................................................67
         5.12.    Requirements of Law............................................................................67
         5.13.    Labor Relations................................................................................67
         5.14.    Maintain Properties............................................................................68
         5.15.    Taxes..........................................................................................69
         5.16.    No Margin Stock................................................................................69
         5.17.    ERISA..........................................................................................69
         5.18.    Hazardous Materials............................................................................70
         5.19.    Litigation.....................................................................................70
         5.20.    Dividends. Investments. Entity Action..........................................................70
         5.21.    Permitted Acquisitions.........................................................................71
         5.22.    Loans..........................................................................................72
         5.23.    Restrictions on Sale of Collateral; License Agreements.........................................72
         5.24.    Protection of Assets...........................................................................73
         5.25.    Line of Business...............................................................................73
         5.26.    Affiliate Transactions.........................................................................74
         5.27.    Further Assurances.............................................................................74
         5.28.    Adequacy of Disclosure.........................................................................75
         5.29.    No Restrictions on Liabilities.................................................................75
         5.30.    Other Covenants................................................................................75
         5.31.    Inventory Purchasing...........................................................................76

ARTICLE 6 FINANCIAL REPORTING AND PERFORMANCE COVENANTS:.........................................................76
         6.1.     Maintain Records...............................................................................76
         6.2.     Access to Records..............................................................................76
         6.3.     Prompt Notice to Administrative Agent..........................................................77
         6.4.     Borrowing Base Certificate.....................................................................78
         6.5.     Weekly and Monthly Reports.....................................................................79
         6.6.     Quarterly Reports..............................................................................79
         6.7.     Annual Reports.................................................................................79
         6.8.     Officers' Certificates.........................................................................80
         6.9.     Inventories, Appraisals, and Audits............................................................81
         6.10.    Additional Financial Information...............................................................82
         6.11.    Financial Performance Covenants................................................................82

ARTICLE 7 - USE OF COLLATERAL:...................................................................................83
         7.1.     Use of Inventory Collateral....................................................................83
         7.2.     Inventory Quality..............................................................................83


                                                                                                           Page iii

         7.3.     Adjustments and Allowances.....................................................................83
         7.4.     Validity of Accounts...........................................................................83
         7.5.     Notification to Account Debtors................................................................84

ARTICLE 8 - CASH MANAGEMENT. PAYMENT OF LIABILITIES: ............................................................84
         8.1      Depository Accounts............................................................................84
         8.2.     Credit Card Receipts...........................................................................85
         8.3.     The Concentration, Blocked, and Operating Accounts.............................................85
         8.4.     Proceeds and Collections.......................................................................85
         8.5.     Payment of Liabilities.........................................................................86
         8.6.     The Operating Account..........................................................................87

ARTICLE 9 - GRANT OF SECURITY INTEREST:..........................................................................88
         9.1.     Grant of Security Interest.....................................................................88
         9.2.     Extent and Duration of Security Interest; Notice...............................................89

ARTICLE 10 - COLLATERAL AGENT AS ATTORNEY-IN-FACT:...............................................................89
         10.1.    Appointment as Attorney-In-Fact................................................................89
         10.2.    No Obligation to Act...........................................................................90

ARTICLE 11 - EVENTS OF DEFAULT:..................................................................................90
         11.1.    Failure to Pay the Revolving Credit or the Tranche B Loan......................................91
         11.2.    Failure To Make Other Payments.................................................................91
         11.3.    Failure to Perform Covenant or Liability (No Grace Period).....................................91
         11.4.    Financial Reporting Requirements...............................................................91
         11.5.    Failure to Perform Covenant or Liability (Grace Period)........................................92
         11.6.    Tranche B Loan Action Event Acceleration.......................................................92
         11.7.    Misrepresentation..............................................................................92
         11.8.    Acceleration of Other Debt; Breach of Lease. ..................................................92
         11.9.    Default Under Other Agreements.................................................................92
         11.10.   Uninsured Casualty Loss........................................................................93
         11.11.   Attachment. Judgment. Restraint of Business....................................................93
         11.12.   Canton Mortgage Default........................................................................93
         11.13.   Indictment - Forfeiture........................................................................93
         11.14.   Challenge to Loan Documents....................................................................93
         11.15.   Change in Control..............................................................................94
         11.16.   Business Failure...............................................................................94
         11.17.   Bankruptcy.....................................................................................94

ARTICLE 12 - RIGHTS AND REMEDIES UPON DEFAULT:...................................................................95
         12.1     Acceleration...................................................................................95
         12.2.    Rights of Enforcement..........................................................................95
         12.3.    Sale of Collateral.............................................................................96
         12.4.    Occupation of Business Location................................................................97
         12.5.    Grant of Nonexclusive License..................................................................97
         12.6.    Assembly of Collateral.........................................................................98
         12.7.    Rights and Remedies............................................................................98

ARTICLE 13 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:........................................................98
         13.1.    Revolving Credit Funding Procedures............................................................98



                                                                                                            Page iv



         13.2.    SwingLine Loans................................................................................98
         13.3.    Administrative Agent's Covering of Fundings:...................................................99
         13.4.    Ordinary Course Distributions: Revolving Credit...............................................101
         13.5.    Ordinary Course Distributions : The Tranche B Loan............................................103

ARTICLE 14 - ACCELERATION AND LIQUIDATION:......................................................................103
         14.1.    Acceleration Notices..........................................................................103
         14.2.    Mandatory Acceleration Right of The Tranche B Lender:.........................................104
         14.3.    Acceleration..................................................................................104
         14.4.    Initiation of Liquidation.....................................................................105
         14.5.    Actions At and  Following Initiation of Liquidation...........................................105
         14.6.    Collateral Agent's Conduct of Liquidation.....................................................105
         14.7.    Distribution of Liquidation Proceeds:.........................................................106
         14.8.    Relative Priorities To Proceeds of Liquidation ...............................................106

ARTICLE 15 - THE AGENTS:            ............................................................................108
         15.1.    Appointment of The Agents   ..................................................................108
         15.2.    Responsibilities of Agents ...................................................................108
         15.3.    Concerning Distributions By the Agents .......................................................109
         15.4.    Dispute Resolution:...........................................................................110
         15.5.    Distributions of Notices and of Documents.....................................................110
         15.6.    Confidential Information......................................................................110
         15.7.    Reliance by Agents ...........................................................................111
         15.8.    Non-Reliance on Agents and Other Lenders......................................................111
         15.9.    Indemnification...............................................................................112
         15.10.   Resignation of Agent..........................................................................112

 ARTICLE 16 - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:...............................................113
         16.1.    Administration of Credit Facilities...........................................................113
         16.2.    Actions Requiring or On Direction of Majority Lenders.........................................114
         16.3.    Actions Requiring or On Direction of SuperMajority Revolving Credit  Lenders..................114
         16.4.    Action Requiring Certain Consent .............................................................114
         16.5.    Actions Requiring or Directed By Unanimous Consent............................................116
         16.6.    Actions Requiring SwingLine Lender Consent....................................................117
         16.7.    Actions Requiring Tranche B  Lender Consent...................................................117
         16.8.    Actions Requiring Agents' Consent.............................................................118
         16.9.    Miscellaneous Actions.........................................................................118
         16.10.   Actions Requiring Borrowers' Representative's Consent.........................................119
         16.11.   NonConsenting Revolving Credit Lender.........................................................119
         16.12.   The BuyOut:...................................................................................120

ARTICLE 17 -  ASSIGNMENTS BY LENDERS: ..........................................................................121
         17.1.    Assignments and Assumptions:..................................................................121
         17.2.    Assignment Procedures.........................................................................121
         17.3.    Effect of Assignment..........................................................................122

ARTICLE 18 - NOTICES:...........................................................................................122
         18.1.    Notice Addresses..............................................................................122
         18.2.    Notice Given..................................................................................124
         18.3.    Wire Instructions.............................................................................124

                                                                                                             Page v

ARTICLE 19 - TERM:..............................................................................................124
         19.1.    Termination of Revolving Credit...............................................................124
         19.2.    Actions On Termination........................................................................125

ARTICLE 20 - GENERAL:...........................................................................................126
         20.1.    Protection of Collateral......................................................................126
         20.2.    Publicity.....................................................................................126
         20.3.    Successors and Assigns........................................................................126
         20.4.    Severability..................................................................................126
         20.5.    Amendments.  Course of Dealing................................................................126
         20.6.    Power of Attorney.............................................................................127
         20.7.    Application of Proceeds.......................................................................127
         20.8.    Increased Costs...............................................................................127
         20.9.    Costs and Expenses Of Agents and Lenders .....................................................128
         20.10.   Copies and Facsimiles.........................................................................128
         20.11.   Massachusetts Law.............................................................................129
         20.12.   Indemnification. .............................................................................129
         20.13.   Rules of Construction.........................................................................129
         20.14.   Intent........................................................................................131
         20.15.   Participations................................................................................131
         20.16.   Right of Set-Off..............................................................................132
         20.17.   Pledges To Federal Reserve Banks: ............................................................132
         20.18.   Maximum Interest Rate.........................................................................132
         20.19.   Waivers. .....................................................................................132

                                                                                                            Page vi
                                                                                                                 vi

                                EXHIBITS

         1.0(a)       :   Borrowers
         1.0(b)       :   Guarantors
         1.0(c)       :   Casual Male Companies
         1.0(d)       :   Designs Inc. Companies
         1.1          :   Permitted Encumbrances
         2.8          :   SwingLine Note
         2.10         :   Revolving Credit Note
         2.24         :   Revolving Credit Lenders' Commitments
         3.2          :   Tranche B Note
         5.2          :   Loan Parties' Information
         5.3          :   Trade Names
         5.4(b)       :   Exceptions to Property Rights
         5.5          :   Locations, Leases, and Landlords
         5.7(b)       :   Consigned Inventory
         5.7(c)(ii)   :   Equipment Usage Agreement
         5.9          :   Insurance Policies
         5.11         :   Capital Leases
         5.13(a)      :   Labor Relations
         5.19         :   Litigation
         5.28(b)      :   Contingent Obligations
         6.4          :   Borrowing Base Certificate
         6.5          :   Weekly and Monthly Financial Reporting Requirements
         8.1          :   DDA's
         8.2          :   Credit Card Arrangements
         17.1         :   Assignment / Assumption



                                                                        Page vii

================================================================================


THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT                            FLEET RETAIL FINANCE INC.
                                             ADMINISTRATIVE AND COLLATERAL AGENT

================================================================================


                                                                    May 14, 2002



         THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made amongst

                   Fleet Retail Finance Inc. (in such capacity, the "ADMINISTRATIVE AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the ratable benefit of (i) the Collateral Agent, (ii) the "REVOLVING CREDIT LENDERS" who are, at present, those financial institutions identified on the signature pages of this Agreement and any Person who becomes a "Revolving Credit Lender" in accordance with the provisions of Article 17.1 of this Agreement and (iii) the Tranche B Lender,

                  and

                  Fleet Retail Finance Inc. (in such capacity, the "COLLATERAL AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the ratable benefit of (i) the Administrative Agent, (ii) the Revolving Credit Lenders and (iii) the Tranche B Lender,

         and

                  The Revolving Credit Lenders;

                  and


                  Back Bay Capital Funding LLC (in such capacity, with any successor or assign, the "TRANCHE B LENDER"), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,

                  and

                  Designs, Inc. ( in such capacity, the "BORROWERS' REPRESENTATIVE"), a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 as agent for the Persons named on EXHIBIT 1.0(A) annexed hereto (individually, a "BORROWER" and collectively, the "BORROWERS").

         WHEREAS, on December 7, 2000, Designs, Inc. and FRFI entered into a Second Amended and Restated Loan and Security Agreement (as amended and in effect, the "ORIGINAL AGREEMENT"), pursuant to which, among other things, FRFI agreed to make Revolving Loans to Designs, Inc.;

         WHEREAS, Designs, Inc. has requested that FRFI amend the Original Agreement in certain respects in order to, among other thing, add additional lenders and borrowers, increase the Revolving Credit amount, make a term loan and extend the Maturity Date of the Original Agreement;

         WHEREAS, FRFI is willing to amend the Original Agreement on the terms set forth herein; and

         WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety.

         NOW THEREFORE, Designs, Inc. and FRFI hereby agree that the Original Agreement shall be amended and restated in its entirety as follows:


                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACCELERATION NOTICE": Written notice as follows:

                           (a) From the Administrative Agent to the Collateral
                  Agent and the Revolving Credit Lenders, as provided in Section 14.1(a).

                           (b) From the SuperMajority Revolving Credit Lenders
                  to the Administrative Agent, as provided in Section 14.1(b).

                           (c) From the Tranche B Lender to the Administrative
                  Agent, as provided in Section 14.2(c).

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card;

                  winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH": Automated clearing house.

         "ACQUISITION": The purchase or other acquisition, by a Loan Party (no matter how structured in one transaction or in a series of transactions), of: (a) equity interests in any other Person which would constitute or which results in a Change in Control of such other Person, or (b) such of the assets of any Person as would permit a Loan Party to operate one or more retail locations of such Person or to conduct other business operations with such assets (provided, however, none of the following shall constitute an "Acquisition": purchases of inventory in the ordinary course of a Loan Party's business; purchases, leases or other acquisitions of Equipment in the ordinary course of a Loan Party's business; and Capital Expenditures permitted hereunder).

         "ADMINISTRATIVE AGENT": Defined in the Preamble.

         "ADMINISTRATIVE AGENT'S COVER": Defined in Section 13.3(c)(i).

         "ADMINISTRATIVE AGENT'S FEE": Is defined in Section 2.14.

         "AFFILIATE": The following:

                           (a) With respect to any two Persons, a relationship
                  in which (i) one holds, directly or indirectly, not less than twenty five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than twenty five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                           (b) Any Person which: is a parent, brother-sister or
                  Subsidiary of a Loan Party; could have such enterprise's tax returns or financial statements consolidated with that Loan Party's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Loan Party is a member; or controls or is controlled by any Loan Party.

         "AGENT": When not preceded by "Administrative" or "Collateral", the term "Agent" refers collectively and individually to the Administrative Agent and the Collateral Agent.

         "AGENTS' RIGHTS AND REMEDIES": Is defined in Section 12.7.

         "APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPLICABLE MARGIN": The following percentages for Base Margin Loans and Libor Loans based upon the following criteria:


LEVEL       AVERAGE EXCESS AVAILABILITY                LIBOR MARGIN     BASE MARGIN
            Less Than     Equal to Or Greater Than
I                         $50,000,000                  2.25%            0.00%
II          $50,000,000   $25,000,000                  2.50%            .25%
III         $25,000,000   $15,000,000                  2.75%            .50%
IV          $15,000,000                                3.00%            .75%

                  The Applicable Margin shall initially be established at Level
                  III. Thereafter, the Applicable Margin shall be adjusted quarterly on the first day of each calendar quarter, commencing with the Fiscal quarter June, 2003, based upon the average Excess Availability during the prior quarter, PROVIDED that in no event shall the Applicable Margin be established at Level I or Level II during the first twelve (12) months subsequent to the Closing Date. Upon the occurrence of an Event of Default, the Applicable Margin may, at the option of the Administrative Agent, be immediately increased to the percentages set forth in Level IV (even if the Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in
                  Section 2.12(f).

         "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) (i) the
                  Retail of Eligible Inventory (net of Inventory Reserves) of the Casual Male Companies plus (ii) the Cost of Eligible Inventory (net of Inventory Reserves) of the Designs, Inc. Companies MULTIPLIED by (b) that percentage, determined from the then most recent appraisal of the Loan Parties' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Loan Parties' Inventory in the event of an in-store liquidation of that Inventory.

         "ASSIGNEE REVOLVING CREDIT LENDER": Defined in Section 17.1(a).

         "ASSIGNING REVOLVING CREDIT LENDER": Defined in Section 17.1(a).

         "ASSIGNMENT AND ACCEPTANCE": Defined in Section 17.2.

         "AVAILABILITY": The least of (a), (b), or (c), where:

                           (a) is the result of

                                    (i)   The Revolving Credit Ceiling

                                          MINUS

                                    (ii)  The aggregate unpaid balance of the
                                          Loan Account

                                          MINUS

                                    (iii) The aggregate undrawn Stated Amount of
                                          all then outstanding L/C's.

                           (b) is the result of

                                    (i)   The Borrowing Base MINUS

                                    (ii)  The aggregate unpaid balance of the
                                          Loan Account

                                          MINUS

                                    (iii) The aggregate undrawn Stated Amount of
                                          all then outstanding L/C's.

                                          MINUS

                                    (iv)  The aggregate of the Availability
                                          Reserves.

                           (c) is the result of

                                    (i)   The Tranche B Borrowing Base MINUS

                                    (ii)  The aggregate unpaid balance of the
                                          Loan Account

                                          MINUS

                                    (iii) The aggregate undrawn Stated Amount of
                                          all then outstanding L/C's.

                                          MINUS

                                    (iv)  The aggregate of the Availability
                                          Reserves.

                                          MINUS

                                    (v)   The then unpaid principal balance of
                                          the Tranche B Loan and all accrued but
                                          unpaid interest thereon.

         "AVAILABILITY RESERVES": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent (but only if a landlord's waiver, acceptable to the Administrative Agent, has not been received by the Administrative Agent).

                           (ii)     Customer Credit Liabilities.

                           (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                           (iv)     L/C Landing Costs.

                           (v)      Gift cards or gift certificates.

         "BANKRUPTCY BREACH": The occurrence of any Event of Default described in any of Sections 11.16, 11.17 and 11.18.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BANKRUPTCY COURT": United States Bankruptcy Court for the Southern
                  District of New York.

         "BASE": The Base Rate announced from time to time by Fleet National
                  Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "BASE MARGIN": As determined from the definition of Applicable
                  Margin.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": The aggregate of Base PLUS the then applicable
                  Base Margin.

         "BBC": Back Bay Capital Funding LLC.

         "BLOCKED ACCOUNT": Any account, including, without limitation, any DDA, over which one or more of the Agents exercise control pursuant to a Blocked Account Agreement.

         "BLOCKED ACCOUNT AGREEMENT": An Agreement, in form satisfactory to the Administrative Agent, which recognizes the Collateral Agent's Collateral Interest in the contents of the account which is the subject of such Agreement and provides that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Collateral Agent.

         "BORROWER" and "BORROWERS": Defined in the Preamble.

         "BORROWERS' REPRESENTATIVE": Defined in the Preamble.

         "BORROWING BASE": The aggregate of the following:

                           (a)      The lesser of

                                             (i) The (x) product of the Retail
                                    of Eligible Inventory (net of Inventory
                                    Reserves) of the Casual Male Companies
                                    multiplied by the

                                    Revolving Credit Casual Male Companies
                                    Inventory Advance Rate and (y) product of the Cost of Eligible Inventory (net of Inventory Reserves) of the Designs, Inc. Companies multiplied by the Revolving Credit Designs, Inc. Companies Inventory Advance Rate, or

                                             (ii) 85% of the Appraised Inventory
                                    Liquidation Value.

                           PLUS

                           (b) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

                           PLUS

                           (c) The face amount of Eligible Receivables (net of Receivables Reserves) multiplied by the Receivables Advance Rate.

         "BORROWING BASE CERTIFICATE": Is defined in Section 6.4.

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

         "BUSINESS PLAN": The Loan Parties' business plan dated February 8,
                  2002, as updated from time to time by the Borrowers' Representative pursuant to this Agreement.

         "BUYOUT": The consummation of a transaction described in Section 16.12.

         "CANTON MORTGAGE": The mortgage made by JBAK Canton Realty, Inc., to
                  The Chase Manhattan Bank, dated as of December 30, 1996, encumbering the Canton Warehouse.

         "CANTON WAREHOUSE": That certain real property located at 555 Turnpike
                  Street, Canton, Massachusetts 02021.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CASUAL MALE ACQUISITION": The acquisition by Designs, Inc. and certain of its Affiliates of substantially all of the assets of Casual Male Corp. and its subsidiaries in accordance with the terms of the Casual Male Acquisition Agreement.

         "CASUAL MALE ACQUISITION AGREEMENT": The Asset Purchase Agreement dated as of April 26, 2002 among Buckmin Inc., Casual Male Corp., Elm Equipment Corp., ISAB Inc., JBAK Canton Realty, Inc., JBI Apparel Inc., JBI Holding Company Inc., JBI Inc., LP Innovations Inc., Morse Shoe Inc., Morse Shoe International Inc., Spencer Companies Inc., TCM Holding Company Inc., TCMB&T Inc., The Casual Male Inc., White Cap Footwear, Inc., WGS Corp., and Designs, Inc. and certain of its Affiliates, as amended through the date of this Agreement.

         "CASUAL MALE APPROVAL ORDER": The order entered by the Bankruptcy
                  Court pursuant to 11 USC Section 363 approving the Casual Male Acquisition Agreement and authorizing the purchase and sale pursuant to the Casual Male Acquisition Agreement.

         "CASUAL MALE CORP.": Casual Male Corp.

         "CASUAL MALE COMPANIES": The Persons listed on EXHIBIT 1.0(C) annexed hereto.

         "CHANGE IN CONTROL": The occurrence of any of the following:

                  (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of Designs, Inc. having the right, under ordinary circumstances, to vote for the election of directors of Designs, Inc.

                  (b) At any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Designs, Inc. by Persons who were neither (i) nominated by the board of directors of Designs, Inc. nor (ii) appointed by directors so nominated.

                  (c) The persons who are directors of Designs, Inc. as of the Closing Date cease, for any reason other than death, disability, or resignation in the ordinary course (and not in connection with a proxy contest or similar occurrence), to constitute a majority of the board of directors of Designs, Inc.

                  (d) The failure by Designs, Inc. (i) to own directly 100% of the issued and outstanding capital stock of Designs Apparel, Inc. or (ii) to own, directly or indirectly, 100% of the issued and outstanding capital stock of all other Loan Parties.

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "CLOSING DATE": May 14, 2002.

         "COLLATERAL": Is defined in Section 9.1.

         "COLLATERAL AGENT": Defined in the Preamble.

         "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "CONCENTRATION ACCOUNT": Is defined in Section 8.3.

         "CONSENT": Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from an Agent of a proposed course of action to be followed by an Agent without such Lender's giving that Agent written notice of that Lender's objection to such course of action, PROVIDED THAT all Agents may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Loan Parties.

         "COST": The lower of

                           (a) the calculated cost of purchases, as determined
                  from invoices received by Design Apparel, Inc., its purchase journal or stock ledger, based upon its accounting practices, known to the Administrative Agent, which practices are in effect on the date on which this Agreement was executed; or

                           (b) the lowest ticketed or promoted price at which
                  the subject inventory is offered to the public by any Loan Party, after all mark-downs (whether or not such price is then reflected on a Loan Party's accounting system).

                  "Cost" does not include inventory capitalization costs or other non-purchase price charges used in a Loan Party's calculation of cost of goods sold (other than freight, which may be capitalized consistent with GAAP and such Loan Party's prior practices).

         "COSTS OF COLLECTION": Includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys or the Tranche B Lender's attorneys, and all reasonable out-of-pocket costs incurred by any Agent or the Tranche B Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent or the Tranche B Lender, where such costs and expenses are directly or indirectly related to or in respect of any Agent's or the Tranche B Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent or the Tranche B Lender against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel and the Tranche B Lender's counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate.

         "CREDIT CARD ADVANCE RATE": 85%

         "CUSTOMER CREDIT LIABILITY": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Loan Party to its retail customers and prospective customers.

         "DDA": Any checking, other demand daily depository account or other bank or like account, other than an Exempt DDA, maintained by any Loan Party including, on the date of this Agreement, the accounts listed on EXHIBIT 8.1 hereto.

         "DEFAULT": Any occurrence, circumstance, or state of facts with respect to a Loan Party which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

         "DELINQUENT REVOLVING CREDIT LENDER": Defined in Section 13.3(c).

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

         "DESICAND": DesiCand Inc., a Delaware corporation wholly-owned by Designs, Inc.

         "DESICAND LICENSE AGREEMENT": The Retail Store License Agreement dated
                  January 9, 2002 between Candie's, Inc. and Designs, Inc., as in effect on the Closing Date.

         "DESIGNS, INC. COMPANIES": The Persons listed on EXHIBIT 1.0(D) annexed hereto.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "EARLY TERMINATION ASSESSMENT": The Revolving Credit Early
                  Termination Fee and the Tranche B Early Termination Fee.

         "ECKO": ECKO. Complex, LLC d/b/a Ecko Unltd.

         "ECKO JOINT VENTURE": The joint venture between ECKO and Designs,
                  Inc. referred to in the Letter of Intent between ECKO and Designs, Inc. dated February 18, 2002.

         "EBITDA": Earnings before interest, taxes, depreciation and amortization, each as determined in accordance with GAAP.

         "ELIGIBLE ASSIGNEE": With respect to an assignee of a Revolving Credit
                  Lender: a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

         "ELIGIBLE CREDIT CARD RECEIVABLES": Under 5 Business Day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Administrative Agent to be eligible).

         "ELIGIBLEIN-TRANSIT INVENTORY": "Eligible In-Transit Inventory " will be calculated at 75% of (i) the Retail value of such of the Inventory of the Casual Male Companies and (ii) the Cost of such of the Inventory of the Designs, Inc. Companies (in each case, without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), in each case in which title has passed to a Loan Party and which is then being shipped from a foreign location for receipt, within 45 days, at a warehouse of one of the Loan Parties, PROVIDED THAT

                                    (a) Such Inventory is of such types,
                           character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing;

                                    (b) The documents which relate to such
                           shipment names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent); and

                                    (c) The Collateral Agent has a first
                           priority perfected security interest in such Inventory.

         "ELIGIBLE INVENTORY": The following (without duplication):

                           (a) Such of the Loan Parties' Inventory, at such
                  locations, and of such types, character, qualities and quantities, as the Administrative Agent, in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and encumbrances.

                           (b)      Eligible L/C Inventory.

                           (c)      Eligible In-Transit Inventory.

                  Without limiting the foregoing, "Eligible Inventory" shall not include (i) direct shipment inventory; (ii) inventory which can not be sold including, without limitation, any non-merchandise inventory (such as labels, bags, and packaging materials, etc.); (iii) "dummy warehouse inventory"; (iv) damaged goods, return to vendor merchandise, packaways, consigned inventory, samples and other similar categories; (v) inventory which is the subject of a store closing, liquidation, going-out-of-business or similar sale, as to which in each case, any Loan Party has received an initial payment of the guaranteed price from the Person conducting the sale; and (vi) inventory in locations outside the United States (except for Eligible L/C Inventory) and in locations in the United States not under any Loan Party's control (unless waivers acceptable to the Agents are obtained).

         "ELIGIBLEL/C INVENTORY": "Eligible L/C Inventory" will be calculated at 75% of (i) the Retail value of such of the Inventory of the Casual Male Companies and (ii) the Cost of such of the Inventory of the Designs, Inc. Companies (in each case, without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), in each case the purchase of which is supported by a documentary L/C then having an initial expiry of forty-five (45) or less days, PROVIDED THAT

                                    (a) Such Inventory is of such types,
                           character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                                    (b) The documentary L/C supporting such
                           purchase names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent) .

         "ELIGIBLE RECEIVABLES": Such of the Loan Parties' Accounts and accounts receivable as arise in the ordinary course of the Loan Parties' business (without duplication of Eligible Credit Card Receivables) for goods sold and/or services rendered by the Loan Parties' to corporate customers, which Accounts and accounts receivable have been determined by the Administrative Agent to be satisfactory and have been earned by performance and are owed to the Loan Parties' by such of the Loan Parties' corporate Account Debtors as the Administrative Agent determines to be satisfactory, in the Administrative Agent's discretion in each instance.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease, conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; and each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         "END DATE": The date upon which all of the following conditions are met: (a) all Liabilities have been paid in full; (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated; and (c) the arrangements regarding L/Cs described in Section 19.2(b) have been made.

         "ENVIRONMENTAL LAWS": All of the following:

                           (a) Applicable Law which regulates or relates to, or
                  imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                           (b) The common law relating to damage to Persons or
                  property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Person's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with a Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Loan Party and which would be treated as a single employer under Section 414 of the Internal

                  Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 11. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Administrative Agent, as applicable.

         "EXCESS AVAILABILITY": The result of (a) Availability MINUS (b) all then past due obligations of the Loan Parties including accounts payable which are beyond customary trade terms and rent obligations which are beyond applicable grace periods.

         "EXEMPT DDA": A depository account maintained by any Loan Party, the only contents of which may be transfers FROM the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "FARM PRODUCTS": Has the meaning given that term in the UCC.

         "FEE LETTER": Collectively, the letters, each dated May 14, 2002, between (i) Designs, Inc. and the Administrative Agent and
                  (ii) Designs, Inc. and the Tranche B Lender, as each such letter may from time to time be amended.

         "FINANCIAL COVENANT BREACH": The breach of any of the financial performance covenants provided for in Section 6.11.

         "FISCAL":When followed by "month" or "quarter", it refers to the relevant fiscal period based on the Loan Parties' fiscal year and accounting conventions (e.g. reference to the Loan Parties' "Fiscal June, 2002" is to the Loan Parties' fiscal month of June in the calendar year 2001). When followed by reference to a specific year, it refers to the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Loan Parties' fiscal year ends in January 2002 reference to that year would be to the Loan Parties' "Fiscal 2002").

         "5% SUBORDINATED NOTE": Collectively, (i) the Designs, Inc. 5%
                  Subordinated Note due April 26, 2007 in the original principal amount of $1,000,000 made by Designs, Inc. to the Kellwood Company, and (ii) the Designs, Inc. 5% Subordinated Note due April 26, 2007 in the original principal amount of $10,000,000 made by Designs, Inc. to the Kellwood Company.

         "FIXTURES": Has the meaning given that term in the UCC.

         "FRFI":  Fleet Retail Finance Inc.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, PROVIDED, HOWEVER, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Loan Parties' compliance with the financial performance covenants imposed pursuant to Section 6.11 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers' Representative shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' Representative's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Person; credit memoranda in favor of any Person; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Person to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Person in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any or credit extended or services performed, by any Person, whether intended for an individual customer or the general business of any Person, or used or useful in connection with research by any Person.

         "GOODS": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "GUARANTOR" and "GUARANTORS": Each Person named on EXHIBIT 1.1(b) annexed hereto individually, and the Persons named on EXHIBIT 1.1(b) annexed hereto, collectively.

         "GUARANTOR AGREEMENT": Each instrument and document executed by a Guarantor of the Liabilities to evidence or secure the Guarantor's guaranty thereof.

         "GUARANTOR DEFAULT": Default or breach or the occurrence of any event of default under any Guarantor Agreement.

         "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and
                  (b) oil in any physical state.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or with respect to any of the following:

                           (a) In respect of money borrowed (including any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (d) On account of deposits or advances (but not
                  including any liabilities with respect to gift cards and gift certificates).

                           (e) As lessee under Capital Leases.

                           (f) In connection with any sale and leaseback
                  transaction. "Indebtedness" of any Person also includes:

                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

                                    (z) The Indebtedness of a partnership or
                           joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEMNIFIED PERSON": Is defined in Section 20.12.

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

                           Each Libor Loan: The last day of the Interest Period
                  relating thereto (and on the last day of the third month for any such loan which has a six (6) month Interest Period); the Termination Date; and the End Date.

                           Each Base Margin Loan: The first day of each month;
                  the Termination Date; and the End Date.

         "INTEREST PERIOD": The following:

                           (a) With respect to each Libor Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, three or six months thereafter, as the Borrowers' Representative may elect by notice (pursuant to Section 2.6) to the Administrative Agent.

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrowers' Representative may elect by notice (pursuant to Section 2.6) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following:

                                    (i) Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                    (ii) Any Interest Period for a Libor Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                    (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2.12(d) hereof.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials

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                  related to any of the foregoing; (e) all names, marks, and
                  General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "INVENTORY PURCHASE AGREEMENT": The Inventory Purchase Agreement dated as of May 14, 2002 by and between Designs Apparel, Inc. and the other Loan Parties.

          INVENTORY RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at Retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                           (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                           (ii)     Seasonality.

                           (iii)    Shrinkage.

                           (iv)     Imbalance.

                           (v)      Change in Inventory character.

                           (vi)     Change in Inventory composition

                           (vii)    Change in Inventory mix.

                           (viii)   Markdowns (both permanent and point of sale)

                           (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                           (x)      Consigned Inventory.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER": Fleet National Bank and any successor to Fleet National Bank.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C LANDING COSTS": To the extent not included in the Stated
                  Amount of an L/C, customs, duty,

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                  freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of a Loan Party as lessee under any Lease.

         "LEASEHOLD PROCEEDS": Any proceeds of the sale or other disposition of a Leasehold Interest.

         "LENDER": Collectively and each individually, each Revolving Credit
                  Lender and the Tranche B Lender.

         "LENDERS'SPECIAL COUNSEL": Collectively, (i) a single counsel selected by Revolving Credit Lenders holding more than 51% of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) following the occurrence of an Event of Default to represent their interests in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, (ii) a single counsel selected by the Tranche B Lender to represent the interests of the Tranche B Lender in connection with the preparation, negotiation, administration, enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document.

         "LETTER-OF-CREDIT RIGHT": Has the meaning given that term in the UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIABILITIES": (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents, including, without limitation, the following:

                           (i) Any and all direct and indirect liabilities,
                  debts, and obligations of each Borrower to any Agent or any Lender, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document.

                           (ii) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Lender may hold against any Borrower.

                           (iii) All notes and other obligations of each
                  Borrower now or hereafter assigned to or held by any Agent or any Lender, each of every kind, nature, and description, including, without limitation, any interest rate swaps, caps, or similar hedging instruments.

                           (iv) All interest, fees, and charges and other
                  amounts which may be charged by any Agent or any Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Lender from time to time.

                           (v) All costs and expenses incurred or paid by any
                  Agent in respect of any agreement between any Borrower and any Agent or instrument furnished by any Borrower to any Agent (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all court and litigation costs and expenses).

                           (vi) Any and all covenants of each Borrower to or
                  with any Agent or any Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Lender or instrument furnished by that Borrower to any Agent or any Lender.

                           (vii) Each of the foregoing as if each reference to
                  "any Agent or any Lender" were to each Affiliate of the Administrative Agent.

                  (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a
                  Libor Rate.

         "LIBOR MARGIN": As determined from the definition of Applicable
                  Margin.

         "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent in good faith to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the London interbank market in which Fleet National Bank participates at or about 10:00AM (Boston Time) two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "LIBOR RATE": That per annum rate which is the aggregate of the Libor
                  Offer Rate PLUS the Libor Margin EXCEPT THAT, in the event that the Administrative Agent determines in good faith that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                                    (a)      is the decimal equivalent of the
                                             following fraction:

                                                 Libor Offer Rate
                                                 ----------------
                                            1 minus Reserve Percentage

                                    (b)      is the applicable Libor Margin.

         "LIQUIDATION": The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Loan Parties following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT": Is defined in Section 2.9.

         "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment. With respect to the Tranche B Lender, the then unpaid principal balance of the Tranche B Loan.

         "LOAN DOCUMENTS": This Agreement, each instrument and document executed as contemplated by the Original Agreement and by
                  Article 5, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, as each may be amended from time to time.

         "LOAN PARTY AND LOAN PARTIES": Each Borrower and each Guarantor.

         "MAJORITY LENDERS": Lenders (other than Delinquent Revolving Credit
                  Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "MAJORITY REVOLVING CREDIT LENDERS": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more the Loan Commitments which support the Revolving Credit (other than such Loan Commitments held by a Delinquent Revolving Credit Lender).

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Loan Parties' Fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Loan Parties' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Loan Parties, when compared with such condition or results as if such change had not taken place or where preparation of the Loan Parties' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section
                  6.11 where such a breach would not have occurred if such change had not taken place or VISA VERSA.

         "MATURITY DATE": May 14, 2005.

         MINIMUM EXCESS AVAILABILITY BREACH: The failure of the Borrowers at any time to comply with the provisions of Section 6.11(a).

         "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the

                  Collateral Agent to own or manage any Post Foreclosure Asset.

         "NON CONSENTING LENDER": Is defined in Section 16.11.

         "OPERATING ACCOUNT": Is defined in Section 8.3.

         "ORIGINAL AGREEMENT:": Is defined in the Preamble.

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "PARTICIPANT": Is defined in Section 20.15, hereof.

         "PAYMENT INTANGIBLE": Has the meaning given that term in the UCC and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PERMITTED ACQUISITION": An Acquisition complying with the following:

                                    (A) Such Acquisition shall be of assets
                           ancillary, incidental or necessary to the retail sale of apparel and related activities, or of 100% of the stock of a corporation whose assets consist substantially of such assets, or through the merger of such a corporation with a Loan Party (with a Loan Party as the surviving corporation), or with a Subsidiary of a Loan Party where, after giving effect to such merger, such corporation becomes a wholly-owned Subsidiary of a Loan Party;

                                    (B) If such Acquisition includes the
                           acquisition of assets by, or the merger of, a Loan Party, there shall have been no change in the identity of the president, chief financial officer or any executive vice president of such Loan Party as a consequence of such acquisition, or if there has been such a change, the Administrative Agent shall have consented in writing to such change in identity within thirty (30) days thereafter (which consent shall not be unreasonably withheld or delayed); and

                                    (C) If a new Subsidiary is formed or
                           acquired as a result of such Acquisition, such Subsidiary shall execute documentation, reasonably satisfactory in form and substance to the Administrative Agent, guarantying payment and performance of the Liabilities and granting a first lien, subject only to Permitted Encumbrances, in its assets in favor of the Collateral Agent, for the ratable benefit of the Lenders.

         "PERMITTED ASSET DISPOSITION": The following:

                  (a) A sale or other disposition of the assets of any Loan Party (other than as specified in clauses (b) and (c) of this definition), not in the ordinary course, so long as the following conditions are satisfied:

                                    (i) The sale, liquidation or other
                           disposition of Inventory at any locations from which a Loan Party determines to cease the conduct of its business, (x) shall be on terms satisfactory to the Administrative Agent and (y) notwithstanding the Administrative Agent's furnishing of any such consent, the Administrative Agent may, in the exercise of its reasonable discretion, impose Inventory Reserves as a result of the occurrence of any such sale, liquidation, or disposition;

                                    (ii) The aggregate of all such sales or
                           other dispositions of assets during the term of this Agreement shall not exceed five percent (5%) of the value of all assets of Designs, Inc. as of the Closing Date;

                                    (iii) Each such sale or other disposition
                           shall be for fair consideration in an arm's length transaction; and

                                    (iv) On the date on which any sale or other
                           disposition of assets is consummated, no Default shall have occurred and be continuing or will occur as a result of such consummation.

                  (b) The rejection of up to fifteen (15) leases as contemplated by Section 6.16 of the Casual Male Acquisition Agreement.

                  (c) The sale, spin-off or other disposition of Designs LPI Corp., and its ownership interests in Securex, on terms reasonably satisfactory to the Administrative Agent. The Administrative Agent shall execute and deliver such releases as shall be reasonably requested in order for such disposition to be consummated.

         "PERMITTED ENCUMBRANCES": The following:

                  (a) Encumbrances described on EXHIBIT 1.1 hereto.

                  (b) Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances on property hereafter acquired (either in connection with purchase money encumbrances, rental purchase agreements, including Capital Leases, or conditional sale or other title retention agreements), which are restricted to the property so acquired and do not secure Indebtedness exceeding the fair value (at the time of acquisition) thereof; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances on properties in existence less than 90 days from the date of creation thereof in respect of obligations not overdue; and Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances under leases to which any Loan Party is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Loan Parties, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Loan Party individually or of the Loan Parties as a whole or which are being actively contested in good faith by appropriate proceedings as to which the Loan Parties have established reasonable reserves, IT BEING UNDERSTOOD, HOWEVER, that the filing of a tax lien which includes any Inventory or Accounts does not constitute a "Permitted Encumbrance", even if being so contested.

         "PERMITTED INDEBTEDNESS": The following Indebtedness:

                           (a)      Indebtedness on account of the Revolving
                                    Credit.

                           (b)      Indebtedness on account of the Tranche B
                                    Loan.

                           (c)      The Subordinated Indebtedness.

                           (d)      Capital Leases and purchase money
                                    Indebtedness secured by Permitted
                                    Encumbrances.

                           (e) Indebtedness assumed in connection with Permitted Acquisitions pursuant to Sections
                                    5.21 (it being understood that the principal amount so assumed shall be deemed part of the purchase price of any such Permitted Acquisition) and any refinancing or replacement thereof on terms and conditions (including, without limitation, interest rate and providing that, in any event, the principal amount thereof shall not exceed that outstanding on the date of refinance or replacement) at least as favorable as those being refinanced or replaced.

                           (f)      Intercompany Indebtedness permitted under
                                    Section 5.22.

         "PERMITTED INVESTMENTS": Any or all of the following:

                  (a) marketable direct full faith and credit obligations of, or marketable obligations guaranteed by, the United States of America; PROVIDED that such securities, as a group, may not, on the date of determination, have a remaining weighted average maturity of more than five years;

                  (b) marketable direct full faith and credit obligations of States of the United States or of political subdivisions or agencies; PROVIDED that such securities, as a group, may not, on the date of determination, have a remaining weighted average maturity of more than five years; and PROVIDED, FURTHER, that such obligations carry a rating of "A" or better by a Rating Service;

                  (c) certificates of deposit and bankers acceptances maturing within one year after the acquisition thereof issued by (i) Fleet National Bank, or (ii) any commercial bank organized under the laws of the United States of America or of any political subdivision thereof the long term obligations of which are rated "A" or better by a Rating Service;

                  (d) Eurodollar certificates of deposit maturing within one year after the acquisition thereof issued by any commercial bank having combined capital, surplus and undivided profits of at least $1 billion; and

                  (e) tax-exempt bonds or notes which have a remaining maturity at the time of purchase of no more than five years issued by any State of the United States or the District of Columbia, or any political subdivision thereof; PROVIDED, that such obligations carry a rating of "A" or better by a Rating Service.

         "PERMITTED OVERHEAD CONTRIBUTIONS": Rent under the Lease Agreement, dated December 11, 1996, by and between JBAK Canton, or its assigns, as landlord, and JBI, or its assigns, as tenant, with respect to the Canton Warehouse.

         "PERMITTED PROTECTIVE OVERADVANCE" Is defined in Section 16.3(a).

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the

                  Collateral Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 9.1 hereof.

         "PRO-RATA": A proportional distribution based upon a Lender's percentage claim to the overall aggregate amount being distributed.

         "PROTECTIVE OVERADVANCES": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied:
                  (a) the Revolving Credit Ceiling is not exceeded; (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 5% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agents' discretion to protect and preserve the interests of the Lenders.

         "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES ADVANCE RATE": 75%.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "RECEIVABLES RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the collectibility in the ordinary course and of the creditworthiness of the applicable Account Debtor. Without limiting the generality of the foregoing, Receivables Reserves shall include (but are not limited to) reserves based on the following:

                           (i) The aggregate of all accounts receivables which are more than 60 days past invoice.

                           (ii) The aggregate of all accounts receivable owed by any Account Debtor 25% or more of whose accounts are more than 60 days past invoice.

                           (iii) The aggregate of all accounts receivable which arise out of the sale by a Loan Party of goods consigned or delivered to such Loan Party or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of
                                    Article 2 of the UCC).

                           (iv) The aggregate of all accounts receivable which arise out of any sale made on a basis other than upon terms usual to the business of a Loan Party.

                           (v) The aggregate of all accounts receivable which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.

                           (vi) The aggregate of all accounts receivable which are owed by any Account Debtor whose principal place of business is not within the United States, the District of Columbia, or Canada.

                           (vii) The aggregate of all accounts receivable which are owed by any Affiliate.

                           (viii) The aggregate of all accounts receivable to the extent that the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Administrative Agent in its discretion.

                           (ix) The aggregate of all accounts receivable which are evidenced by a promissory note or other documentation evidencing modified payment terms.

                           (x) The aggregate of all accounts receivable which are owed by any person employed by, or a salesperson of, a Loan Party.

                           (xi) That portion of Eligible Receivables owed by any Account Debtor which exceed15% of all Eligible Receivables owed by all Account Debtors.

         "REGISTER": Is defined in Section 17.2(c).

         "REQUIREMENTS OF LAW": As to any Person:

                           (a) Applicable Law.

                           (b) That Person's organizational documents.

                           (c) That Person's by-laws and/or other instruments
                  which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": The following: Receivables Reserves; Availability Reserves;
                  and Inventory Reserves.

         "RETAIL":As reflected in a Loan Party's stock ledger, being the current ticket price aggregated by SKU, except that to the extent that Eligible Inventory is not reflected in the stock ledger, "Retail" shall be determined as tracked on such non stock ledger inventory systems of a Loan Party which are deemed adequate for such purpose by the Administrative Agent in the exercise of the Administrative Agent's discretion.

         "REVOLVING CREDIT": Is defined in Section 2.1.

         "REVOLVING CREDIT CASUAL MALE COMPANIES INVENTORY ADVANCE RATE": 30.4%

         "REVOLVING CREDIT DESIGNS, INC. COMPANIES INVENTORY ADVANCE RATE": 63%.

         "REVOLVING CREDIT CEILING": $120,000,000.00.

         "REVOLVING CREDIT COMMITMENT FEE": Is defined in Section 2.13.

         "REVOLVING CREDIT DEBT": At any time, the lesser of (a) or (b), where

                           (a) is $120,000,000.00.

                           (b) is Indebtedness of the Borrowers on account of
                  loans and advances under the Revolving Credit which Indebtedness, when incurred or when Acceleration takes place, is within amounts available to be borrowed under the Revolving Credit or constitutes Protective OverAdvances, as reflected on the Borrowing Base Certificate (if any) in reliance on which the subject loan or advance was made, IT BEING UNDERSTOOD that, (i) in the absence of manifest computational error by the Borrowers' Representative, the Administrative Agent may rely on, and the Tranche B Lender shall be bound by, the determination of such availability as reflected on such Borrowing Base Certificate, and (ii) the status of indebtedness as "Revolving Credit Debt" is determined without regard to any subsequent declination in the appraised value of the Inventory or other assets on which such availability had been so determined, and (iii) the occurrence of a Tranche B Availability Breach, in and of itself, shall not affect the status of indebtedness as "Revolving Credit Debt". (For purposes of the determination of whether a loan or advance to cover the honoring of a L/C constitutes "Revolving Credit Debt", the date of issuance of the subject L/C shall constitute the date on which the subject indebtedness was incurred).

         "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT 2.24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT EARLY TERMINATION FEE": Is defined in Section 2.16.

         "REVOLVING CREDIT FEES": The Unused Line Fee, Revolving Credit
                  Commitment Fee, Revolving Credit Early Termination Fee, fees for L/C's which are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

         "REVOLVING CREDIT LENDERS": Each Revolving Credit Lender to which reference is made in the Preamble and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

         "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, EXCEPT
                  THAT where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (SEE Section 2.12(c)).

         "REVOLVING CREDIT NOTE": Is defined in Section 2.10.

         "REVOLVING CREDIT OBLIGATIONS": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

         "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on EXHIBIT 2.24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT SENIOR COLLATERAL": All Collateral other than the
                  Tranche B Senior Collateral.

         "SEC":   The Securities and Exchange Commission.

         "SECUREX": Securex LLC, a Delaware limited liability company.

         "STANDSTILL PERIOD": A 15 consecutive day period initiated by written notice by the Tranche B Lender to the Administrative Agent, in accordance with Section 14.2(a), after the occurrence of a Tranche B Loan Action Event (other than a Bankruptcy Breach).

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "STORE": Each location at which a Loan Party regularly offers Inventory for sale to the public.

         "SUBORDINATED INDEBTEDNESS": The Indebtedness evidenced by the 12%
                  Subordinated Note and the 5% Subordinated Note.

         "SUBORDINATION AGREEMENTS": The several Subordinated Agreements between the holders of the 12% Subordinated Note and the 5% Subordinated Note, on the one hand, and FRFI, as agent for the Lenders, and the Borrowers, on the other hand, each dated as of May 14, 2002.

         "SUBSCRIPTION AGREEMENT": Collectively, the Designs, Inc. Subscription
                  Agreement for Common Stock dated as of April 26, 2002 between Designs, Inc. and the purchasers named therein and the Designs, Inc. Subscription Agreement for Preferred Stock dated as of April 26, 2002 between Designs, Inc. and the purchasers named therein.

         "SUBSIDIARY": With respect to any Person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUPERMAJORITY LENDERS": Lenders (other than Delinquent Revolving
                  Credit Lenders) holding 66-2/3% or more of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "SUPERMAJORITY REVOLVING CREDIT LENDERS": Revolving Credit Lenders
                  (other than Delinquent Revolving Credit Lenders) holding 66-2/3% or more of the Loan Commitments which support the Revolving Credit (other than such Loan Commitments held by a Delinquent Revolving Credit Lender).

         "SUPPORTING OBLIGATION": Has the meaning given that term in UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SWINGLINE LENDER": FRFI.

         "SWINGLINE LOAN CEILING": $15,000,000.

         "SWINGLINE LOANS": Defined in Section 2.8.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the
                  Administrative Agent's notice to the Borrowers' Representative setting the Termination Date on account of the occurrence of any Event of Default; or (c) a date, irrevocable written notice of which is provided by the Borrowers' Representative to the Administrative Agent, which is at least ninety (90) days after the date of such written notice.

         "TRANCHE B AVAILABILITY BREACH": The aggregate of the following is equal to or less than zero:

                  (a)      The Tranche B Borrowing Base

                           MINUS

                  (b)      The aggregate unpaid balance of the Loan Account

                           MINUS

                  (c) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                           MINUS

                  (d) The then unpaid principal balance of the Tranche B Loan and all accrued but unpaid interest thereon.

                           MINUS

                  (e)      The aggregate of the Availability Reserves.

         "TRANCHE B BORROWING BASE": The aggregate of the following:

                  (a)      For the Casual Male Companies, the lesser of

                           (i) The product of the Retail of Eligible Inventory (net of Inventory Reserves) of the Casual Male Companies multiplied by the Tranche B Casual Male Companies Inventory Advance Rate, and

                           (ii)     (A) 105% of the Appraised Inventory
                                    Liquidation Value of the Inventory of the Casual Male Companies from the Closing Date through and including November 30, 2002, and

                                    (B) 100% of the Appraised Inventory
                                    Liquidation Value of the Inventory of the Casual Male Companies from December 1, 2002, through and including November 30, 2003, and

                                    (C) 95% of the Appraised Inventory
                                    Liquidation Value of the Inventory of the Casual Male Companies from December 1, 2003 and thereafter.

                           PLUS

                  (b)      (a)      For the Designs, Inc. Companies, the lesser
                                    of

                           (i) The Cost of Eligible Inventory (net of Inventory Reserves) of the Designs,

                                    Inc. Companies multiplied by the Tranche B
                                    Designs, Inc. Companies Inventory Advance
                                    Rate ; or

                           (ii) 95% of the Appraised Inventory Liquidation Value of the Inventory of the Designs, Inc. Companies

                           PLUS

                  (c) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

                           PLUS

                  (d) The face amount of Eligible Receivables (net of Receivables Reserves) multiplied by the Receivables Advance Rate.

         "TRANCHE B CASUAL MALE COMPANIES INVENTORY ADVANCE RATE": 37.5%

         "TRANCHE B CURRENT PAY INTEREST": Is defined in Section 3.4(c)(i)

         "TRANCHE B COMMITMENT FEE": Described in Section 3.5.

         "TRANCHE B DESIGNS, INC. DIVISION INVENTORY ADVANCE RATE": 70%.

         "TRANCHE B EARLY TERMINATION FEE": Defined in Section 3.3(b).

         "TRANCHE B FEES": The Tranche B Commitment Fee, the Tranche B Early
                  Termination Fee, the Tranche B Monitoring Fee and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by any Borrower in respect of the Tranche B Loan other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

         "TRANCHE B INTEREST PAYMENT DATE": Defined in Section 3.4(c)(i).

         "TRANCHE B INTEREST RATE": Defined in Section 3.4(a).

         "TRANCHE B LENDER": Defined in the Preamble.

         "TRANCHE B LOAN ": Defined in Section 3.1.

         "TRANCHE B LOAN ACTION EVENT": The occurrence of any of the following:
                  a Tranche B Availability Breach; a Financial Covenant Breach; a Bankruptcy Breach; or a Tranche B Payment Breach.

         TRANCHE B LOAN PREPAYMENT CONDITIONS": The following:

                  (a) The subject prepayment is made after May 14, 2003.

                  (b) Excess Availability, for each of the 45 days prior to the making of such prepayment, is not less than $40,000,000.

                  (c) Immediately after, and giving effect to such prepayment, Excess Availability is not less than $30,000,000.

                  (d) EBITDA for the 12 months immediately prior to such prepayment is not less than 80% of EBITDA for such period projected in the Business Plan.

                  (e) No more than fifteen days prior to such prepayment, the Borrowers' Representative has provided the Administrative Agent with a forecast, for the then next succeeding 12 month period which reflects that Excess Availability will never be less than $30,000,000.

                  (f) On the date on which such prepayment is made and immediately after giving effect to such prepayment, no Default shall have occurred and be continuing.

         "TRANCHE B MONITORING FEE": Described in Section 3.5.

         "TRANCHE B NOTE": Defined in Section 3.2.

         "TRANCHE B PAYMENT BREACH": The failure by the Borrowers to have made any payment on account of the Borrowers' Liabilities to the Tranche B Lender under the Loan Documents prior to expiry of any grace period applicable to such payment.

         "TRANCHE B PIK INTEREST": Defined in Section 3.4(c)(ii).

         "TRANCHE B SENIOR COLLATERAL": All Collateral which consists of
                  Equipment.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 18.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

         "12% SUBORDINATED NOTE": Collectively, (i) the Designs, Inc. 12%
                  Senior Subordinated Note No. 1 due 2007 in the original principal amount of $10,000,000 made to Clark Partners I, L.P., (ii) the Designs, Inc. 12% Senior Subordinated Note No. 2 due 2007 in the original principal amount of $4,500,000 made to Jewelcor Management Inc., (iii) the Designs, Inc. 12% Senior Subordinated Note No. 3 due 2007 in the original principal amount of $1,250,000 made to Clark Partners I, L.P.,
                  (iv) the Designs, Inc. 12% Senior Subordinated Note No. 4 due 2007 in the original principal amount of $1,250,000 made to Jewelcor Management, Inc., and (v) the Designs, Inc. 12% Senior Subordinated Note No. 5 in the original principal amount of $7,500,000 made to Baron Asset Fund on behalf of the Baron Small Cap Fund Series.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UNANIMOUS CONSENT": Consent of Lenders (other than Delinquent
                  Revolving Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "UNUSED LINE FEE": Is defined in Section 2.15.

         "YIELD REVENUE": All amounts which are (or would be) payable on account of the Tranche B Commitment Fee, the Tranche B Monitoring Fee and the Tranche B Interest Rate (as if all interest on the principal being prepaid were paid in cash on the relevant Tranche B Interest Payment Date) with respect to the Tranche B Loan.

ARTICLE 2 - THE REVOLVING CREDIT:

         2.1 . ESTABLISHMENT OF REVOLVING CREDIT

                  (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

                  (b) Loans, advances, and financial accommodations under the Revolving Credit shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 6.4, below, and shall be subject to the following:

                           (i) Such determination shall take into account such Reserves as the Administrative Agent may determine as being applicable thereto.

                           (ii) The Retail of Eligible Inventory will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Retail, and the Cost of Eligible Inventory will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Cost.

                  (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2.24.

                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely as follows:

                           (i)      For the Casual Male Acquisition.

                           (ii) For the Borrowers' working capital needs and general corporate purposes.

                           (iii) For advances by the Borrowers to Guarantors to finance the purchases by Guarantors of Inventory pursuant to the Inventory Purchase Agreement and to permit such Guarantors to pay ordinary course operating expenses (including, without limitation, rent, utilities and taxes).

                           (iii) For Capital Expenditures to the extent permitted by this Agreement.

         2.2. ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                  (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

                  (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 13.3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to
Section 16.3(a) (which relates to Protective OverAdvances).

                  (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2.3. INITIAL RESERVES. CHANGES TO RESERVES.

                  (a) At the execution of this Agreement, the only Reserves are as reflected on the Borrowing Base Certificate, a specimen of which is annexed hereto as EXHIBIT 6.4.

                  (b) The Administrative Agent shall provide not less than seven
(7) days prior notice to the Borrowers' Representative of the establishment of any Reserve (other than those established at the execution of this Agreement) EXCEPT THAT the following may be undertaken without such prior notice:

                           (i) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which change reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and

                           (ii) the creation of, or a change to an existing, Reserve on account of circumstances which the Administrative Agent determines as having a material adverse change on the maintenance of loan to collateral values.

         2.4. RISKS OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2.5. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall cause L/C's to be issued for the account of the Borrowers' Representative, in each instance if duly and timely requested by the Borrowers' Representative as provided herein PROVIDED THAT:

                  (a) No OverLoan is then outstanding and none will result therefrom.

                  (b) No Default has occurred and is continuing or will occur as a result of the borrowing of such loan or advance or the issuance of such L/C.

         2.6. REVOLVING CREDIT LOAN REQUESTS.

                  (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrowers' Representative in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

                  (b) Subject to the provisions of this Agreement, the Borrowers' Representative may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 1:00PM on the Business Day prior to the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers' Representative, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

                           (iii) Any Libor Loan which matures while a Default has occurred and is continuing shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Borrowers' Representative that such Loan is to be continued as a Libor Loan.

                  (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

                  (d) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower as provided in Section 2.19.

                  (e) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers' Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as reasonably may be satisfactory to the Administrative Agent.

                  (f) A request by the Borrowers' Representative for a loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Loan Parties' financial condition (taken as a whole) from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

                           (ii) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).

                           (iii) Unless accompanied by the Certificate of the Borrowers' Representative's Chief Executive Officer, President, or Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, no Default has occurred and is continuing.

                  (g) If, at any time or from time to time, a Default shall occur:

                           (i) The Administrative Agent may suspend the
         Revolving Credit immediately, in which event, neither the Administrative Agent nor any Revolving Credit Lender shall be obligated during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (ii) The Administrative Agent may suspend the right of the Borrowers' Representative to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

         2.7 MAKING OF REVOLVING CREDIT LOANS.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers' Representative.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                           (i) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers' Representative's instructions (if such loan or advance is of funds requested by the Borrowers' Representative).

                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of any Agent or any Lender on account of:

                           (i) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, in the making of any loan or advance requested under the Revolving Credit.

                           (ii) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers' Representative.

         2.8. SWINGLINE LOANS.

                  (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

                  (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.8, annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, HOWEVER, to establish or prove any Liability. The Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

                  (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

         2.9. THE LOAN ACCOUNT.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

                  (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Lender for any reason or is not so paid shall be a Liability and, if arising under the Revolving Credit, shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Administrative Agent, without the request of the Borrowers' Representative, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

                  (f) In the absence of manifest error, a statement rendered by the Administrative Agent or any Lender to the Borrowers' Representative concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2.10. THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by notes (each, a "REVOLVING CREDIT NOTE") in the form of
EXHIBIT 2.10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, HOWEVER, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that any Revolving Credit Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

         2.11. PAYMENT OF THE LOAN ACCOUNT.

                  (a) The Borrowers MAY repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Unless the Borrowers' Representative otherwise advises the Administrative Agent, such payments shall be applied first to Base Margin Loans and only then to Libor Loans.

                  (b) The Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, SHALL pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                  (c) The Borrowers SHALL repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (d) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2.11(a) and 2.11(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2.11(e).

                  (e) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                           (i) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.

                           (ii) Default by any Borrower in making a borrowing or conversion after the Borrowers' Representative has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         2.12. INTEREST ON REVOLVING CREDIT LOANS.

                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate .

                  (c) Subject to, and in accordance with, the provisions of this Agreement, the Borrowers' Representative may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by notice to the Administrative Agent. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (d) The Borrowers' Representative shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than seven (7) Libor Rates applicable to the Revolving Credit Loans at any one time.

                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that
                  Revolving Credit Loan.

                           (ii) On the Termination Date and on the End Date.

                           (iii) Following the occurrence of any Event of
                  Default, with such frequency as may be determined by the Administrative Agent.

                  (f) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Revolving Credit Lenders, at a rate which is the aggregate of the rate applicable to Base Margin Loans PLUS three percent (3%) per annum.

         2.13. REVOLVING CREDIT COMMITMENT FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned by FRFI and the Borrowers shall pay the "REVOLVING CREDIT COMMITMENT FEE" (so referred to herein) to the Administrative Agent in the amount and payable as provided in the Fee Letter.

         2.14. ADMINISTRATIVE AGENT'S FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "ADMINISTRATIVE AGENT'S FEE" at the times and in the amounts as set forth in the Fee Letter.

         2.15. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "UNUSED LINE FEE" (so referred to herein) of 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

         2.16. REVOLVING CREDIT EARLY TERMINATION FEE.

                  (a) In the event that the Termination Date occurs, for any reason (whether by virtue of Acceleration or otherwise), prior to the Maturity Date, then except as provided in Section 2.16(b), the Borrowers shall pay the Administrative Agent, for the Pro-Rata account of the Revolving Credit Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) consisting of (i) one and one-half percent (1 1/2%) of the Revolving Credit Ceiling in effect as of the date of this Agreement if the Termination Date shall occur at any time prior to the first anniversary of the Closing Date and (i) one percent (1%) of the Revolving Credit Ceiling in effect as of the date of this Agreement if the Termination Date shall occur at any time after the first anniversary of the Closing Date and more than 90 days prior to the Maturity Date.

                  (b) No Revolving Credit Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in connection with a refinancing of the Revolving Credit which is agented or provided by FRFI or any Affiliate of FRFI, IT BEING UNDERSTOOD THAT neither FRFI nor any affiliate of FRFI has agreed to provide any such refinancing.

         2.17. INTENTIONALLY OMITTED.



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

         2.18. AGENTS' AND LENDERS' DISCRETION.

                  (a) Each reference in the Loan Documents to the exercise of discretion, reasonable discretion, or the like by any Agent or any Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be rebuttably presumed), based upon such Person's consideration of any such factors as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:

                           (i) Will or reasonably could be expected to affect, in more than a DE MINIMIS manner, the value of the Collateral, the enforceability of the Collateral Agent's Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).

                           (ii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Loan Party is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                           (iii) That a Default has occurred and is continuing.

                  (b) In the exercise of such judgement, each Agent or each Lender reasonably also may take into account any of the following factors:

                           (i) Those included in, or tested by, the definitions of "Eligible Accounts" and "Eligible Inventory".

                           (ii) The current financial and business climate of the industry in which each Loan Party competes (having regard for that Loan Party's position in that industry).

                           (iii) General macroeconomic conditions which have a material effect on the Loan Parties' cost structure.

                           (iv) Material changes in or to the mix of the Borrowers' Inventory.

                           (v) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

                           (vi) Such other factors as each Agent and each Lender reasonably determine as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

                  (c) The burden of establishing the failure of any Agent or any Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Loan Parties' and may be made only by clear and convincing evidence.

         2.19.    PROCEDURES FOR ISSUANCE OF L/C'S.

                  (a) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers' Representative, PROVIDED THAT, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.6(g) and if so issued:

                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $20,000,000.

                           (ii) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                                    (A) Standby's: One (1) year from initial issuance.

                                    (B) Documentary's: one hundred (100) days from issuance.

                           (iii) If the expiry of an L/C is later than the Maturity Date, it is 103% cash collateralized at its issuance.

                           (iv) An OverLoan will not result from the issuance of the subject L/C.

                  (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, any Agent or any Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an L/C;

                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.

                  (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Default has occurred and is continuing or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2.11(b) hereof.

         2.20. FEES FOR L/C'S.

                  (a) The Borrowers shall pay to the Administrative Agent the following per annum fees on account of L/C's, the issuance of which had been procured by the Administrative Agent monthly in arrears, and on the Termination Date and on the End Date based on the weighted average Stated Amount of L/C's outstanding during the period in respect of which such fee is being paid EXCEPT THAT, following the occurrence and during the continuance of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), such fees, at the option of the Administrative Agent or the direction of the SuperMajority Revolving Credit Lenders, shall be the respective aggregate of those set forth below PLUS three percent (3%) per annum.

                  (i) Documentaries: The Libor Margin then in effect MINUS 50 basis points.

                  (ii) Standbys: The Libor Margin then in effect.

                  (b) In addition to the fee to be paid as provided in Subsection 2.20(a) above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                  (c) If any change in Applicable Law shall either:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.20(c)(i) or 2.20(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers' Representative of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender's or any Issuer's determination of costs incurred under
Section 2.20(c)(i) or 2.20(c)(ii),
above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

         2.21. CONCERNING L/C'S.

                  (a) None of the Issuer, the Issuer's correspondents, any Lender, any Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                           (i) Select an advising bank, if any.

                           (ii) Select a paying bank, if any.

                           (iii) Select a negotiating bank, if any.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, the Lenders, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) Each Agent's, each Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers' Representative, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500,
and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

                  (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                           (iii) The existence of any claim, set-off, defense, or other right which any
         Borrower may have at any time against the beneficiary of any L/C.

                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

                  (h) Each Issuer shall be deemed to have agreed as follows:

                           (i) That any action taken or omitted by that Issuer,
that Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.

                           (ii) That the Borrowers shall not be required to
indemnify the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

         2.22. CHANGED CIRCUMSTANCES.

                  (a) The Administrative Agent may advise the Borrowers' Representative (in reasonable detail as to the facts and circumstances thereof) that the Administrative Agent has made the good faith determination (which determination, in the absence of manifest error, shall be final and conclusive) of any of the following:

                  (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans .

                           (ii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any

         Revolving Credit Lender in good faith with any Applicable Law.

                           (iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Administrative Agent advises the Borrowers' Representative of an occurrence described in Section 2.22(a), then, until the Administrative Agent notifies the Borrowers' Representative that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Borrowers' Representative to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Borrowers' Representative had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2.22(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2.23. DESIGNATION OF BORROWERS' REPRESENTATIVE AS BORROWERS' AGENT.

                  (a) Each Borrower hereby irrevocably designates and appoints the Borrowers' Representative as that Borrower's agent to obtain loans and advances under the Revolving Credit, and Tranche B, the proceeds of which shall be available to each Borrower for those uses as those set forth in this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Lender on account of loans and advances so made as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers' Representative and of any Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Borrowers' Representative as that Loan Party's agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

                  (b) Each Borrower recognizes that credit available to it under the Revolving Credit and the Tranche B Loan is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

                  (c) The Borrowers' Representative shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Borrowers' Representative has requested a Revolving Credit Loan or Tranche B Loan.

                  (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Borrowers' Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers' Representative. The Borrowers' Representative shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

         2.24. LENDERS' COMMITMENTS

                  (a) Subject to Section 17.1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT", and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2.24, annexed hereto.

                  (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of either of the following:

                           (i) That Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject loan or advance or of Availability.

                           (ii) that Revolving Credit Lender's Revolving Credit Dollar Commitment.

                  (c) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders (but not the Revolving Credit Ceiling) may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders"; PROVIDED, HOWEVER unless an Event of Default has occurred (in which event, no consent of any Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Borrowers' Representative (not to be unreasonably withheld), which consent will be deemed given unless the Borrowers' Representative provides the Administrative Agent with written objection not more than five (5) Business Days after the Administrative Agent shall have given the Borrowers' Representative written notice of a proposed assignment, such notice to state that consent will be deemed given by the Borrowers' Representative if written objection is not received by the Administrative Agent within such five (5) Business Days.

                  (e) Upon written notice given the Borrowers' Representative from time to time by the Administrative Agent of any assignment or allocation referenced in Section 2.24(d):

                           (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers' Representative the Revolving Credit Notes so replaced) PROVIDED HOWEVER, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges, and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

         2.25. REFERENCES TO ORIGINAL AGREEMENT. The terms "Loan and Security Agreement," "this Agreement," "Loan Agreement," and similar references as used in the documents, instruments and agreements executed and/or delivered in connection with the Original Agreement, shall mean the Original Agreement as amended and restated hereby in its entirety, and each of such documents, instruments and agreements is hereby so amended. Except as specifically agreed herein, each of the Loan Documents executed and delivered in connection with the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the Loan Parties hereby confirm that the Collateral granted under the Original Agreement, and all pledge and other security instruments and agreements, continue to secure all Liabilities.

ARTICLE 3 - THE TRANCHE B LOAN:

         3.1. THE TRANCHE B LOAN.

                  (a) Subject to satisfaction of the Conditions Precedent (Article 4), the Borrower shall borrow from the Tranche B Lender and the Tranche B Lender shall lend to the Borrower the sum of

$15,000,000.00 (the "TRANCHE B LOAN "), repayable with interest as provided herein.

                  (b) The proceeds of the Tranche B Loan shall be used solely for the Casual Male Acquisition.

         3.2. THE TRANCHE B NOTE. The obligation to repay the Tranche B Loan, with interest as provided herein, shall be evidenced by a note (the "TRANCHE B NOTE") in the form of EXHIBIT 3.2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Tranche B Note shall be required, HOWEVER, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit from the Administrative Agent to the effect that said Tranche B Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Tranche B Lender.

         3.3. PAYMENT OF PRINCIPAL OF THE TRANCHE B LOAN .

                  (a) The Borrowers may not prepay all or any portion of the principal balance of the Tranche B Loan prior to the Maturity Date or Acceleration unless each of the Tranche B Loan Prepayment Conditions is satisfied in connection with such prepayment; PROVIDED, HOWEVER, that notwithstanding the foregoing, so long as no Default shall have occurred and be continuing on the date on which such prepayment is made and immediately after giving effect to such prepayment, the Tranche B Loan may be prepaid without satisfaction of the Tranche B Loan Prepayment Conditions if the sole source of funds for such prepayment shall be either (i) subordinated indebtedness with terms and conditions (including, without limitation, interest rate and fees) more favorable (as a whole) than those governing the Tranche B Loan or (ii) proceeds from the sale of equity in Designs, Inc., in each case on terms and conditions and subject to execution of documentation satisfactory to the Administrative Agent.

                  (b) If any portion of the Tranche B Loan is paid prior to the Maturity Date for any reason ( whether following satisfaction of the Tranche B Loan Prepayment Conditions, Acceleration, or otherwise), all such prepayments in any event to be in increments of not less than $2,000,000, the Borrowers shall pay the Administrative Agent, contemporaneously with such prepayment, for the account of the Tranche B Lender, the "TRANCHE B EARLY TERMINATION FEE" (so referred to herein) equal to the greater of:

                           (i) (A) The aggregate Yield Revenue accruing (or which would have accrued) on the Tranche B Loan during the first fifteen (15) months after the date such Tranche B Loan is made,

                                    MINUS

                                    (B) The aggregate Yield Revenue actually received by the Tranche B

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                                    Lender prior to the date of prepayment,

                                    or

                           (ii) An amount equal to one and one half percent (1 1/2%) of the principal balance of the Tranche B Loan which is so paid prior to the Maturity Date.

                  (c) The Borrowers shall repay the then entire unpaid balance of the Tranche B Loan and all accrued and unpaid interest thereon on the Termination Date.

         3.4 INTEREST ON THE TRANCHE B LOAN.

                  (a) Subject to Section 3.4(d), the unpaid principal balance of the Tranche B Loan shall bear interest, until repaid, fixed at 15% per annum (the "TRANCHE B INTEREST RATE").

                  (b) In the event of the amendment of any interest rate which is or which may be applicable to the unpaid principal balance of the Revolving Credit, the Tranche B Interest Rate shall be increased by a like amount (e.g. if the Base Margin Rate is increased by one-quarter of one percent per annum or the Libor Rate is increased by 25 basis points, the Tranche B Interest Rate shall likewise be increased by one-quarter of one percent per annum) and such increase shall be treated as an increase to Current Pay Interest.


                  (c) Interest on the Tranche B Loan, at the Tranche B Interest Rate, shall be payable as follows:

                           (i) Accrued interest on the unpaid principal balance of the Tranche B Loan equal to 12% per annum ("TRANCHE B CURRENT PAY INTEREST") shall be payable quarterly in arrears, on the first Business Day of each quarter (the "TRANCHE B INTEREST PAYMENT DATE"), and on the Maturity Date.

                           (ii) Subject to Section 3.4(c)(ii)(C), accrued interest on the unpaid principal balance of the Tranche B Loan in excess of Tranche B Current Pay Interest (which excess is referred to herein as "TRANCHE B PIK INTEREST") shall be payable as follows:

                                    (A) The Borrowers shall have the option,
                  exercisable by irrevocable written notice by the Borrowers' Representative to the Administrative Agent made at least three
                  (3) Business Days prior to the relevant Tranche B Interest Payment Date, to pay all or any part of such Tranche B PIK Interest by adding the same to the principal balance of the Tranche B Note on that Tranche B Interest Payment Date.

                                    (B) Tranche B PIK Interest as to which the
                  option provided in Section 3.4(c)(ii)(A) is not exercised shall be paid on the then next Tranche B Interest Payment Date.

                                    (C) At the direction of the Tranche B
                  Lender, following the



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                  occurrence of any Event of Default (and whether or not
                  Acceleration has taken place), the option provided in Section 3.4(c)(ii)(A) shall terminate and accrued interest to which such option otherwise could have been exercised shall be paid on each Tranche B Interest Payment Date.

                  (d) Following the occurrence of any Event of Default (and whether or not Acceleration has taken place), at the direction of the Tranche B Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Tranche B Loan at the aggregate of the Tranche B Interest Rate then in effect plus four percent (4%) per annum.

         3.5. TRANCHE B COMMITMENT FEE AND TRANCHE B MONITORING FEE. As compensation for the Tranche B Lender's having committed to enter into this Agreement, the Tranche B Lender has earned the Tranche B Commitment Fee and Tranche B Monitoring Fee in the amount and payable as provided in the Fee Letter.

         3.6. PAYMENTS ON ACCOUNT OF TRANCHE B LOAN . The Borrowers authorize the Administrative Agent to determine and to pay over directly to the Tranche B Lender any and all amounts due and payable from time to time under or on account of the Tranche B Loan as advances under the Revolving Credit IT BEING UNDERSTOOD, HOWEVER, that the authorization of the Administrative Agent provided in this Section 3.6 shall not excuse the Borrowers from fulfilling their obligations to the Tranche B Lender on account of the Tranche B Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers' Representative of any amount which is so paid over by the Administrative Agent to the Tranche B Lender pursuant to this Section 3.6. The Tranche B Lender shall refund to the Administrative Agent any overpayment which may have been made pursuant to this Section 3.6. The Borrower shall not be entitled to any credit, rebate or repayment of any fee previously earned by the Tranche B Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

ARTICLE 4 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the making of the first loan under the Revolving Credit, and the making of the Tranche B Loan, each of the documents respectively described in Sections 4.1 through and including 4.5, (each in form and substance satisfactory to the Administrative Agent and the Tranche B Lender) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4.6 through and including 4.14,



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shall have been satisfied:

         4.1. DUE DILIGENCE.

                  (a) Certificates of good standing for each Loan Party, respectively issued by the Secretary of State for the state in which that Loan Party is organized.

                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of a Loan Party's business conducted or assets owned could require such qualification.

                  (c) Certificates of each Loan Party's clerk or secretary, as applicable, of the due adoption, continued effectiveness, and setting forth the texts of, each resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         4.2. OPINION. One or more reasonable and customary opinions of counsel to the Loan Parties

         4.3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Administrative Agent or its counsel or the Tranche B Lender reasonably may require or request, including, without limitation, written instructions to the Administrative Agent to apply the proceeds of the Tranche B Loan and the first funding under the Revolving Credit to the Casual Male Acquisition.

         4.4. OFFICERS' CERTIFICATES. Certificates executed by (a) either the President or the Chief Executive Officer and (b) the Chief Financial Officer of the Borrowers' Representative and stating that the representations and warranties made by the Loan Parties to the Agents and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         4.5. CASUAL MALE ACQUISITION. The Administrative Agent shall have received (i) a fully executed copy of the Casual Male Acquisition Agreement, together with all exhibits and schedules thereto and all other agreements, documents and instruments executed and delivered in accordance therewith, each certified by an officer of the Borrowers' Representative as being true and correct copies thereof and (ii) evidence that the Casual Male Acquisition Agreement is in full force and effect, all filings, consents and approvals required by applicable law for consummation of the Casual Male Acquisition, including, without limitation, the Casual Male Approval Order, shall have been obtained and shall be effective and that the

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Casual Male Acquisition shall be consummated contemporaneously with the making of the first loan under the Revolving Credit and the making of the Tranche B
Loan.

         4.6. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Loan Party in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Loan Party shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         4.7. MINIMUM DAY ONE EXCESS AVAILABILITY. After giving effect to the first funding under the Revolving Credit and the Tranche B Loan, and the issuance of any L/Cs, Excess Availability shall not be less than $20,000,000.

         4.8. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and the Tranche B Loan, and all costs and expenses incurred by the Administrative Agent, the Collateral Agent and the Tranche B Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent and the Tranche B Lender), shall have been paid in full.

         4.9 INVESTMENT. The Administrative Agent shall have received (i) a copy of the fully executed 12% Subordinated Note and the 5% Subordinated Note, (ii) executed originals of the Subordination Agreements, (iii) a copy of the Subscription Agreement and (iv) evidence of the application to the Casual Male Acquisition of not less than $35,000,000 in proceeds of the Subordinated Indebtedness and $77,000,000 in proceeds of the sale of equity pursuant to the Subscription Agreement.

         4.10 COLLATERAL, ETC.

         (a) Each document (including, without limitation, Uniform Commercial Code financing statements) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction where required and the Collateral Agent shall have a first priority perfected security interest in the Collateral, subject only to Permitted Encumbrances.

         (b) All accounts payable of the Loan Parties shall be within invoice terms (subject only to good faith disputes).

         (c) The Inventory Purchase Agreement shall have been executed and delivered by all the Loan

Parties, shall be in full force and effect and shall be satisfactory to the Administrative Agent

         4.11. NO DEFAULT.

         (a) No Default shall have occurred and be continuing.

         (b) No default shall have occurred and be continuing under any material contract or other agreement to which any Loan Party is a party.

         4.12. FINANCIAL STATEMENTS; LEGAL DUE DILIGENCE; NO ADVERSE CHANGE.

         (a) The Administrative Agent shall be satisfied that all financial statements and projections delivered to it fairly present the Consolidated business and financial condition of Designs, Inc. and its subsidiaries and upon the effectiveness of this Agreement and consummation of the Casual Male Acquisition, Designs, Inc. shall have restructured its Indebtedness and balance sheet in a manner reasonably acceptable to the Administrative Agent. The Administrative Agent shall have received and be satisfied with certain asset based reports previously requested of Designs, Inc.

         (b) No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Loan Party's financial condition when compared with the financial condition of such Loan Party as reflected in its most recent interim management prepared financial statements, annual report(s), public filings and projections provided to the Administrative Agent or any Lender.

         (c) Counsel to the Administrative Agent shall have completed its legal due diligence (including, without limitation, with respect to the Casual Male Acquisition) with results reasonably satisfactory to the Administrative Agent and such counsel.

         (d) The Administrative Agent and the Tranche B Lender shall be satisfied that no information or materials supplied by or on behalf of the Loan Parties contain material misstatements or omissions which could be materially misleading.

         (e) The Administrative Agent and the Tranche B Lender shall be satisfied that no materially adverse change in any governmental regulations or policies affecting any Loan Party or Agent shall have occurred.

         4.13. NO LITIGATION. The Administrative Agent and its counsel shall have received evidence satisfactory to each that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against any Loan Party the result of which is reasonably likely to have a material adverse effect on the Casual Male

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Acquisition or on such Loan Party or its businesses or assets.

         4.14. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this
Article 4 are for the sole benefit of each Agent and each Lender and may be waived by the Administrative Agent and the Tranche B Lender, in whole or in part, without prejudice to any Agent or any Lender.

No document shall be deemed delivered to the Administrative Agent, the Collateral Agent, the Tranche B Lender or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the credit facilities contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) and to induce the Tranche B Lender to make the Tranche B Loan, respectively, as contemplated hereby, the Loan Parties, in addition to all other representations, warranties, and covenants made by any Loan Party in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         5.1. PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5.2. DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (a) Each Loan Party presently is and hereafter shall remain in good standing under the laws of the State in which it is organized, as set forth in the Preamble and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of such Loan Party's assets or operation of such Loan Party's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of that Loan Party.

                  (b) Each Loan Party's respective organizational identification number assigned to it by the State of its organization and its respective federal employer identification number is stated on EXHIBIT 5.2, annexed hereto.

                  (c) No Loan Party shall change its State of organization; any organizational

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identification number assigned to that Loan Party by that State;
or that Loan Party's federal taxpayer identification number on less than sixty
(60) days prior written notice (in reasonable detail) to the Administrative
Agent.

                  (d) Each Affiliate of the Loan Parties is listed on EXHIBIT
5.2. The Borrowers' Representative shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (e) Each Loan Party has all requisite power and authority to execute and deliver all Loan Documents to which that Loan Party is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (f) The execution and delivery by each Loan Party of each Loan Document to which it is a party; each Loan Party's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Loan Party to secure the Liabilities); each Loan Party's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (i) Have been duly authorized by all necessary action.

                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Loan Party, where such contravention would have a material adverse effect on that Loan Party.

                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Loan Party pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

                  (g) The Loan Documents have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

         5.3. TRADE NAMES.

                  (a) EXHIBIT 5.3, annexed hereto, is a listing of:

                  (i) All names under which any Loan Party conducted its business during the five (5) years preceding the date of this Agreement.

                  (ii) All Persons with whom any Loan Party consolidated or merged, or from whom any Loan Party acquired in a single transaction or in a series of related transactions substantially all of such Person's assets, in each case during the five (5) years preceding the date of this Agreement.

                  (b) The Borrowers' Representative will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Loan Party's name from that under which that Loan Party is conducting its business at the execution of this Agreement and will not effect such change unless each Loan Party is then in compliance with all provisions of this Agreement.

         5.4. INFRASTRUCTURE.

                  (a) Each Loan Party has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                  (b) To the Borrowers' knowledge, except as set forth in
EXHIBIT 5.4(B), each Loan Party owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Loan Party's conduct of that Loan Party's business except where the failure to own, possess, or have such right or use will not have more than a DE MINIMIS adverse effect on any Loan Party.

                  (c) To the Borrowers' knowledge, the conduct by each Loan Party of that Loan Party's business does not presently infringe (nor will any Loan Party conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where such infringement will not have no more than a DE MINIMIS adverse effect on that Loan Party.

         5.5. LOCATIONS.

                  (a) The Collateral, and the books, records, and papers of the Loan Parties pertaining thereto, are kept and maintained solely at the following locations:

                           (i) The Borrowers' Representative's chief executive offices which are at 66 B Street, Needham, Massachusetts 02194.

                           (ii) Those locations which are listed on EXHIBIT 5.5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Loan Party owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each Loan Party's landlord(s).

                  (b) No Loan Party shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 5.5 except for the following purposes:

                           (i) To accomplish sales of Inventory in the ordinary course of business or sales permitted by Section 5.14(d).

                           (ii) To move Inventory from one such location to another such location.

                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (c) Except where caused by a force majeure or as otherwise agreed by the Administrative Agent, and except with respect to the locations referred to in Section 5.14(d)(v) as to which 5 days notice shall be deemed sufficient, no Loan Party shall cease the conduct of business at any of its present or future Stores for more than fifteen
         (15) consecutive days without first furnishing the Administrative Agent with not less than thirty (30) days (or such lesser period as the Administrative Agent may agree) prior written notice thereof.

         5.6. STORES.

                  (a) No Loan Party is or may commit to or become legally obligated to open additional Stores where such commitment, obligation, or opening is prohibited by, or would result in a breach of, this Agreement.

                  (b) No tangible personal property of any Loan Party (beyond a DE MINIMIS amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party OTHER THAN as otherwise consented to in writing by the Administrative Agent.

         5.7. TITLE TO ASSETS.

                  (a) The Loan Parties are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                           (i) Encumbrances in favor of the Collateral Agent.

                           (ii) Permitted Encumbrances.

                  (b) Except as disclosed on EXHIBIT 5.7(B), annexed hereto, the Loan Parties do not have possession of any property on consignment to the Loan Parties and will not have possession of property on consignment hereafter.

                  (c) No Loan Party shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                           (i) Equipment which is merely incidental to the conduct of that Loan Party's business; or

                           (ii) Equipment, the acquisition or right to use of which has been consented to by the Administrative Agent, which consent may be conditioned solely upon the Administrative Agent's receipt of an agreement, substantially in the form of EXHIBIT 5.7(C)(II), annexed hereto with the third party which has an interest in such Equipment..

                  (d) No Affiliate (other than a Loan Party) which is owned, directly or indirectly, by a Loan Party has, and none will acquire, any assets other than assets of nominal value, unless (i) such acquisition of assets is not prohibited by another provision of this Agreement and (ii) the ownership interests of such Affiliate shall have been pledged to the Collateral Agent for the benefit of the Lenders as their interests may appear and the Collateral Agent has a first priority, perfected security interest in such ownership interests.

         5.8. INDEBTEDNESS.

                  The Loan Parties do not, and shall not hereafter, have any Indebtedness with the exception of Permitted Indebtedness and shall not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness except Permitted Indebtedness; PROVIDED, HOWEVER, that the Loan Parties will not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness except for the following:

                  (i) with respect to the 5% Subordinated Note, (x) regularly scheduled payments of interest and (y) commencing with May 14, 2003, regularly scheduled payments of principal (the aggregate of principal payments during any twelve month period not in any event to exceed $3,000,000), so long as in the case of any payment under clause (x) or (y), as of the date of such payment, and after giving effect thereto, there exists no Default; and

                  (ii) with respect to the 12% Subordinated Note, (x) regularly scheduled payments of interest may be made so long as on the date of any such payment, and after giving effect thereto, there exists no Default and
                           (y) principal payments made be made solely with the prior written consent of the Administrative Agent, SuperMajority Revolving Credit Lenders and the Tranche B Lender.

                           The terms and conditions (including without limitation, the payment terms thereunder (including, without limitation, the timing thereof)) of the 5% Subordinated

                           Note, and the 12% Subordinated Note and Subordination Agreements may not be amended, modified or supplemented in any respect without the prior written consent of the Administrative Agent, SuperMajority Revolving Credit Lenders and the Tranche B Lender.

         5.9. INSURANCE.

                  (a) EXHIBIT 5.9, annexed hereto, is a schedule of all insurance policies owned by the Loan Parties or under which any Loan Party is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Loan Party is in default or violation of any such policy.

                  (b) The Loan Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent.

                  (c) All insurance carried by the Loan Parties shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agents, which endorsement shall provide that the insurance, to the extent of the Agent's respective interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy, and shall not include an endorsement in favor of any other Person except for endorsements naming one or more of the sellers under the Casual Male Acquisition Agreement as additional insureds to the extent required or contemplated by such Casual Male Acquisition Agreement.

                  (d) The coverage reflected on EXHIBIT 5.9 presently satisfies the foregoing requirements, IT BEING RECOGNIZED BY EACH LOAN PARTY, HOWEVER, that such requirements may change hereafter to reflect changing circumstances.

                  (e) The Borrowers' Representative shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Loan Parties with the foregoing requirements.

                  (f) In the event of the failure by the Loan Parties to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, PROVIDED, HOWEVER, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Loan Parties' failure to have maintained such insurance.

         5.10. LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Loan Party is a party, is in full force and effect, except where the failure thereof to be in full

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force and effect does not have a material adverse effect on the Loan Parties. No party to any such license or agreement is in default or violation thereof. No Loan Party has received any notice or threat of cancellation of any such license or agreement.

         5.11. LEASES. EXHIBIT 5.11, annexed hereto, is a schedule of all presently effective Capital Leases. EXHIBIT 5.5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and no Loan Party has received notice or a threat of cancellation of any such Lease or Capital Lease. Each Loan Party hereby authorizes the Administrative Agent at any time and from time to time, with the consent of the Borrowers' Representative and at any time following the occurrence of an Event of Default, to contact any of the Loan Parties' respective landlords in order to confirm the Loan Parties' continued compliance with the terms and conditions of the Lease(s) between the subject Loan Party and that landlord and to discuss such issues, concerning the subject Loan Party's occupancy under such Lease(s), as the Administrative Agent may determine.

         5.12. REQUIREMENTS OF LAW. Each Loan Party is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a DE MINIMIS adverse effect on the Loan Party's business. No Loan Party has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a DE MINIMIS adverse effect on the Loan Party's business or assets), which violation has not been cured or otherwise remedied.

         5.13. LABOR RELATIONS.

                  (a) Except as disclosed on EXHIBIT 5.13(A), annexed hereto, no Loan Party is presently a party to any collective bargaining or other labor contract.

                  (b) There is not presently pending and, to any Loan Party's knowledge, there is not threatened any of the following:

                           (i) Any strike, slowdown, picketing, work stoppage, or material employee grievance process.

                           (ii) Any proceeding against or affecting any Loan Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Loan Party, which, if determined adversely to that Loan Party could have more than a DE MINIMIS adverse effect on that Loan Party.

                           (iii) Any lockout of any employees by any Loan Party (and no such action is contemplated by any Loan Party).

                           (iv) Any application for the certification of a collective bargaining agent.

                  (c) To the knowledge of the Borrowers' Representative and each Loan Party, no material event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

                  (d) Each Loan Party:

                           (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                           (ii) Is not liable for the payment of more than a DE MINIMIS amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Loan Party's failure to comply with any Applicable Law referenced in Section 5.13(d)(i).

         5.14. MAINTAIN PROPERTIES. The Loan Parties shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                           (i) The sale of Inventory in compliance with this Agreement.

                           (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Loan Party.

                           (iii) The turning over to the Administrative Agent of all Receipts as provided herein.

                           (iv) Permitted Asset Dispositions.

         5.15. TAXES.

                  (a) The Loan Parties, in compliance with all Applicable Law, have properly filed the Loan Party's tax returns due to be filed up to the date of this Agreement. All federal and state taxes and other amounts in the nature of taxes for which the Loan Party is liable or obligated are presently due and payable without penalty; or have been paid or settled.

                 (b) The Loan Parties shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Loan Party or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Loan Party or by any governmental authority; properly exercise any trust responsibilities imposed upon any Loan Party by reason of withholding from employees' pay or by reason of any Loan Party's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Loan Party; and timely file all tax and other returns and other reports with each governmental authority to whom any Loan Party is obligated to so file except where failure to file would not have a material adverse effect PROVIDED HOWEVER, nothing included in this Section 5.15(b) shall prevent the Loan Parties from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Loan Party, but only PROVIDED THAT and so long as no tax lien is filed with respect thereto. (c) At its option, with prior notice to the Borrower's Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Loan Party or the Collateral by any person or entity or governmental authority, and make any payments on account of any Loan Party's Employee Benefit Plan as the Administrative Agent , in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Agents' Rights and Remedies.

         5.16. NO MARGIN STOCK. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5.17. ERISA.

                  (a) Neither any Loan Party nor any ERISA Affiliate has ever:

                           (i) Violated or failed to be in full compliance with any Loan Party's Employee Benefit Plan.

                           (ii) Failed timely to file all reports and filings required by ERISA to be filed by any Loan Party.

                           (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                           (iv) Engaged in, or committed, any act such that a tax or penalty could be imposed upon any Loan Party on account thereof pursuant to ERISA.

                           (v) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

                           (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA.

                           (vii) Been a member of, contributed to, or had any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (b) Neither any Loan Party nor any ERISA Affiliate shall ever engage in any action of the type described in Section 5.17(a).

         5.18. HAZARDOUS MATERIALS.

                  (a) No Loan Party has ever: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Loan Party would be responsible.


                  (b) Each Loan Party shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Loan Party's business and in compliance with all Environmental Laws.

         5.19. LITIGATION. Except as described in EXHIBIT 5.19, annexed hereto, there is not presently pending or to its knowledge, threatened in writing, by or against the Loan Parties, any suit, action, proceeding, or investigation which if determined adversely to the Loan Parties, would have a material adverse effect upon the Loan Parties' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         5.20. DIVIDENDS. INVESTMENTS. ENTITY ACTION. No Loan Party shall:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of their respective capital stock or other ownership interests, other than payments to another Loan Party.

                  (b) Redeem, retire, purchase, or acquire any of Design Inc.'s capital stock.

                  (c) Invest in or purchase any stock or securities or other ownership interests, or rights to purchase any such stock or securities or other ownership interests, of any corporation or other Person, except for

                           (i) Permitted Investments,

                           (ii) capital stock or other ownership interests of wholly owned direct or indirect Subsidiaries (in existence on the Closing Date) of the Loan Parties, and


                           (iii) investments in the ECKO Joint Venture not to exceed $5,000,000 in the aggregate during the term of this Agreement.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Loan Party from merging into any other Loan Party.

                  (e) Consolidate any of that Loan Party's operations with those of any other corporation or other entity other than another Loan Party.

                  (f) Subordinate any debts or obligations owed to that Loan Party by any third party to any other debts owed by such third party to any other Person.

                  (g) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities, other than in the ordinary course and conduct of that Loan Party's business and then only with a Lender or any affiliate of a Lender.

         5.21. PERMITTED ACQUISITIONS. The Loan Parties may make Permitted Acquisitions without the consent of the Agent or the Lenders; provided that:

                  (a) Not less than fifteen (15) days prior written notice (with reasonable particularity as to the facts and circumstances in respect of which such notice is being given) of such Permitted Acquisition is given to the Administrative Agent.

                  (b) The aggregate purchase price (exclusive of the portion of the purchase price paid for with capital stock of the Loan Parties) of all such Permitted Acquisitions undertaken from and after the Closing Date is not greater than $5,000,000.

                  (c) No Event of Default then exists or would result from any such Permitted Acquisition.

                  (d) With respect, to and in the event of any Permitted Acquisition which consists of, or results in the creation of, a Subsidiary, the Administrative Agent shall be provided with such Subsidiary's Guarantor Agreement (in form and substance satisfactory to the Administrative Agent), which Guarantor Agreement shall be secured by first perfected security interests and liens on substantially all of the assets of such Subsidiary, subject to the same limitations set forth in Section 9.1 hereof and subject to Permitted Encumbrances.

                  (e) The Agent and the Lenders shall have no obligation to include any Inventory acquired in such Permitted Acquisition (or Inventory of a similar type and nature acquired after the Permitted Acquisition) as Eligible Inventory.

         5.22. LOANS. The Loan Parties shall not make any loans to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

                  (a) Subject to such conditions respectively as apply thereto, the making of Permitted Investments.

                  (b) Advance payments made to a Loan Party's suppliers in the ordinary course.

                  (c) Advances to a Loan Party's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of a Loan Party, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by a Loan Party.

                  (d) Loans to a Loan Party's officers and employees not exceeding $400,000 in the aggregate at any one time outstanding, provided that each such loan is for a term of not more than 90 days from the date on which it is made and is paid within such 90-day period; PROVIDED THAT, all amounts due on account of loans permitted under this clause (d) shall constitute Collateral and shall be pledged to the Collateral Agent for the benefit of the Lenders and their interests may appear; and

                  (e) Advances to contractors for the construction or renovation of stores, buildings or improvements for use in the business of a Loan Party.

                  (f) Loans by Designs, Inc. to Securex not to exceed $5,000,000 in the aggregate during the term of this Agreement, so long as in each case such intercompany loans shall be evidenced by, and subject to, such documentation (including, without limitation, notes and pledge agreements) as the Collateral Agent may require, and no Default shall have occurred and be continuing on the date of any such loan.

                  (g) Loans by Designs, Inc. or Designs Apparel, Inc. to Guarantors to finance the purchases by Guarantors of Inventory pursuant to the Inventory Purchase Agreement and to permit such Guarantors to pay ordinary course operating expenses (including, without limitation, rent, utilities and taxes) so long as in each case such intercompany loans shall be evidenced by, and subject to, such documentation (including, without limitation, notes and pledge agreements) as the Collateral Agent may require.

         5.23. RESTRICTIONS ON SALE OF COLLATERAL; LICENSE AGREEMENTS. To the Loan Parties' knowledge, the Loan Parties are not, and shall not become, party to any agreement or understanding which limits, impairs, or otherwise restricts the ability of the Collateral Agent to freely sell and dispose of any of the Collateral (including, without limitation, any repurchase agreements, rights of first refusal or other agreements which limit or condition the time, manner, place or price for the sale or disposition of the Collateral), other than certain Trademark License Agreements with Levi Strauss & Co. dated November 1,

1991 and November 15, 1996. The Loan Parties shall not effect or permit any material change or amendment to the terms of such License Agreements which would impose further restrictions to the Collateral Agent's disposition of the Collateral or would shorten the term of such License Agreements, other than as contemplated in the Amendment and Distribution Agreement dated as of October 31, 1998 by and among Designs JV Corp., LDJV, Inc. and The Designs/OLS Partnership.

         5.24. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent's discretion, from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Loan Parties shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 5.24.

         5.25.    LINE OF BUSINESS.


                  (a) Except as provided in Sections 5.20, 5.23 and 5.25(c), no Loan Party shall engage in any business other than the business in which it is currently engaged or plans to be engaged, as reflected in the Business Plan, or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan), PROVIDED THAT the foregoing shall not prohibit the expansion or contraction of a Loan Party's business so long as the Loan Parties are still engaged solely in the retail sale of apparel, footwear and related accessories and other activities, ancillary, incidental or necessary thereto, and such expansion or contraction is otherwise permitted under other Sections of this Agreement.

                  (b) The Loan Parties, with the prior written notice to the Administrative Agent in each instance, may license the use of up to 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments of their Stores by third parties.

                  (c) The Loan Parties, with the prior written consent of the Administrative Agent (as to which, SEE Section 5.25(c)(i)), may (x) license the use of more than 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments by third parties and (y) franchise to others the right to operate comparable Stores, IT BEING UNDERSTOOD THAT:

                           (i) The Administrative Agent's determination to consent to the Loan Parties' activities described in Section 5.25(c) may be conditioned on the Administrative Agent's being satisfied that the secured position of the Collateral Agent, and the Agents' Rights and Remedies, would not be adversely affected by such restructuring and that such restructuring does not place any material additional administrative burdens on the Agents.

                  (ii) The Administrative Agent may provide such consent pursuant to this Section 5.25(c) on its own authority and without obtaining the Consent of the Majority Lenders.

                  (iii) The Administrative Agent may condition its providing of such consent pursuant to this Section 5.25(c) on the Consent of the Majority Lenders.

         5.26. AFFILIATE TRANSACTIONS. No Loan Party shall make any payment, nor give any value, to any Affiliate except for:

                  (a) Goods and services actually purchased by that Loan Party from, or sold by that Loan Party to, such Affiliate for a price and on terms which shall

                           (i) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                           (ii) be no less favorable to that Loan Party than those which would have been charged and imposed in an arms length transaction.

                  (b) Permitted Overhead Contributions. It is hereby agreed that Permitted Overhead Contributions shall be deemed to include lease payments under any amendment to or replacement of the Lease Agreement referred to in the definition of Permitted Overhead Contributions PROVIDING that such lease amendment or replacement is on terms and conditions satisfactory to the Administrative Agent.

         5.27.    FURTHER ASSURANCES.

                  (a) No Loan Party is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected Collateral Interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) Except as otherwise permitted by this Agreement, no Loan Party will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) Each Loan Party shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the

Administrative Agent reasonably may request, to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Loan Party shall execute all such instruments as may be required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.


                  (d) Each Loan Party hereby designates the Collateral Agent as and for that Loan Party's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's Collateral Interests in the Collateral.

                  (e) This Agreement constitutes an authenticated record which authorizes the Collateral Agent to file such financing statements as the Collateral Agent determines as appropriate to perfect or protect the Agent's Collateral Interests created hereby.

                  (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5.27 shall be sufficient for filing to perfect the security interests granted herein.

         5.28.    ADEQUACY OF DISCLOSURE.

                  (a) All financial statements furnished to each Agent and each Lender by each Loan Party have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Loan Parties at the date(s) thereof and the results of operations and cash flows for the period(s) covered (PROVIDED HOWEVER, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Loan Parties since the date(s) of such financial statements, as supplemented by the Business Plan, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) Except as set forth on EXHIBIT 5.28(B), annexed hereto, no Loan Party has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Loan Parties' Consolidated financial statements furnished to each Agent and each Lender prior to the execution of this Agreement other than obligations which are entered into in the ordinary course of business since the date of such financial statement.

                  (c) No document, instrument, agreement, or paper now or hereafter given to any Agent and any Lender by or on behalf of each Loan Party or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Lender (except for any projections provided by or on behalf of any Loan Party) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

         5.29. NO RESTRICTIONS ON LIABILITIES. No Loan Party shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Loan Party's:

                  (a) Creation of, and granting of Collateral Interests in favor of the Collateral Agent.

                  (b) Incurrence of Liabilities.

         5.30. OTHER COVENANTS. No Loan Party shall indirectly do or cause to be done any act which, if done directly by that Loan Party, would breach any covenant contained in this Agreement.

         5.31. INVENTORY PURCHASING. Any Person which at any time becomes a Loan Party shall become party to, and shall at all times comply with the terms and conditions set forth in, the Inventory Purchase Agreement including, without limitation, the obligation of each Loan Party (other than Designs Apparel, Inc.) to purchase of all of its Inventory exclusively from Designs Apparel, Inc. The Inventory Purchase Agreement may not be amended, modified or supplemented, except for the addition of Loan Parties, or terminated without the prior written consent of the Administrative Agent.

ARTICLE 6 FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         6.1. MAINTAIN RECORDS. The Loan Parties shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 6 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and the results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain Ernst & Young, LLP or such other independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

 (e) Not change any Loan Party's
Fiscal year.

         6.2. ACCESS TO RECORDS.

(a) Each Loan Party shall accord the
Administrative Agent with reasonable access on reasonable notice during customary business hours from time to time as the Administrative Agent reasonably may require to all properties owned by or over which any Loan Party has control. The Administrative Agent shall have the right during customary business hours on reasonable notice, and each Loan Party will permit the Administrative Agent from time to time as Administrative Agent reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Loan Parties' books, records, electronically stored data, papers, and files. Each Loan Party shall make all of that Loan Party's copying facilities available to the Administrative Agent.

                  (b) Each Loan Party hereby authorizes the Administrative Agent during customary business hours on reasonable notice to:

                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party's computer billing companies, collection agencies, and accountants and to sign the name of each Loan Party on any notice to each Loan Party's Account Debtors or verification of the Collateral.

                  (c) The Borrowers' Representative, on reasonable request from time to time from the Administrative Agent, will make representatives of management available from time to time to discuss the Loan Parties' operating results and other related matters with the Administrative Agent.

                  (d) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this Section 6.2 as fully as if the Administrative Agent were doing so.

                  (e) The Tranche B Lender and its participants, likewise shall have those rights accorded to the Administrative Agent under this
         Section 6.2.

         6.3. PROMPT NOTICE TO ADMINISTRATIVE AGENT.

                  (a) The Borrowers' Representative shall provide the Administrative Agent with written notice promptly upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any material adverse change in the business affairs of any Loan Party.

                           (ii) Any change in the executive officers of any Loan Party.

                           (iii) Any ceasing of the Loan Parties' making of payments, in the ordinary course, to any of its creditors, on account of obligations aggregating in excess of $180,000.00 (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                           (iv) Any failure by a Loan Party to pay rent at any of the Loan Parties' locations which rent in the aggregate exceeds $180,000.00, which failure continues for more than Ten (10) days following the day on which such rent first came due.

                           (v) A Default shall occur.

                           (vi) Any intention on the part of a Loan Party to discharge that Loan Party's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, SEE Subsection 6.1(d)).

                           (vii) Any litigation which, if determined adversely to a Loan Party, would have a material adverse effect on the financial condition of that Loan Party.

                  (b) The Borrowers' Representative shall:

                           (i) Add the Administrative Agent as an addressee on all mailing lists maintained by or for any Loan Party.

                           (ii) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Loan Party's Inventory.

                           (iii) Provide the Administrative Agent, when received by any Loan Party, with a copy of any management letter or similar communications from any accountant of that Loan Party.

                           (iv) Provide the Administrative Agent with copies of all filings by each Loan Party with the Securities and Exchange Commission, when so filed, and when received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

                           (v) Provide the Administrative Agent with written notice of any intended bulk sale, liquidation, or other disposition of assets of any Loan Party at least ten (10) Business Days prior to the consummation of such sale or disposition, or commencement of such liquidation and a detailed summary of the net proceeds expected to be received therefrom, PROVIDING that nothing in this Section is intended to be, or shall be deemed to be, a waiver of any restriction on such disposition of assets set forth elsewhere in this Agreement including without limitation Section 6.15 .

                           (vi) Provide the Administrative Agent, when so distributed, with copies of any materials distributed to the shareholders of Designs, Inc. and each of the other Loan Parties (QUA such shareholders).

         6.4. BORROWING BASE CERTIFICATE. The Borrowers' Representative shall provide the Administrative Agent by 11:30 a.m., daily, with a Borrowing Base Certificate (in the form of EXHIBIT 6.4 annexed hereto, as such form may be revised from time to time by the Administrative Agent, the "BORROWING BASE CERTIFICATE"). Such Certificate may be sent to the Administrative Agent by facsimile transmission, PROVIDED THAT the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6.5. WEEKLY AND MONTHLY REPORTS. The Borrowers' Representative shall provide the Administrative Agent with those financial statements and reports described in EXHIBIT 6.5.

         6.6. QUARTERLY REPORTS. Quarterly, within fifty (50) days following the end of each Loan Party's Fiscal quarters, the Borrowers' Representative shall provide the Administrative Agent with the following:


                  (a) An original counterpart of a management prepared Consolidated and consolidating financial statement of the Loan Parties for the period from the beginning of the Loan Parties' then current Fiscal year through the end of the subject quarter, with comparative information for the same period of the previous Fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, cash flows and a schedule of consolidation, as well as a comparison of same store sales and operating results for the corresponding quarter of the then immediately previous year and to the year-to- date period and to the Business Plan or updated forecast.

                  (b) The officer's compliance certificate described in Section 6.8.

         6.7. ANNUAL REPORTS.

                  (a) Commencing with the Loan Parties' Fiscal 2002, and annually thereafter, within ninety-five (95) days following the end of the Loan Parties' Fiscal year, the Borrowers' Representative shall furnish the Administrative Agent with the following:


                           (i) An original signed counterpart of the Loan Parties' annual Consolidated

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         financial statement (with consolidating schedules), which statement shall have been prepared by, and bear the unqualified opinion of, the Loan Parties' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior Fiscal year, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.


                           (ii) The following Consolidated and consolidating financial statements for the Loan Parties for the prior Fiscal year (each prepared by the Loan Parties' independent accountants): Balance sheet, income statement, statement of changes in stockholders' equity and cash flow.


                  (b) No later than the earlier of fifteen (15) days prior to the end of each of the Loan Party's Fiscal years or the date on which such accountants commence their work on the preparation of the Loan Parties' annual financial statement, the Borrowers' Representative shall give written notice to such accountants (with a copy of such notice, when sent, to the Administrative Agent) that:

                           (i) Such annual financial statement will be delivered by the Borrowers' Representative to the Administrative Agent (for subsequent distribution to each Lender).

                           (ii) Among other things, it is the intention of each Loan Party, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 7. (iii) The Borrowers' Representative has been advised that the Administrative Agent and each Lender) will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

                  (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that such Loan Party is in Default (or that if the Loan Party is in Default, the facts and circumstances thereof).

         6.8. OFFICERS' CERTIFICATES. The Borrowers' Representative shall cause the Borrowers' Representative's Chief Executive Officer, its President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Loan Parties at the close of, and the results of the Loan Parties' operations and cash flows for, the period(s) covered, SUBJECT,

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         HOWEVER to the following:

                           (i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant(s) imposed pursuant to Section 6.11.

                  (b) Indicate either that (i) no Default has occurred and is continuing, or (ii) if a Default has occurred and is continuing, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.

                  (c) Include calculations concerning the Loan Parties' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section
         6.11 hereof.

         6.9.     INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) The Administrative Agent and the Tranche B Lender may observe each inventory and any cycle count of the Collateral which is undertaken on behalf of any Loan Party. The Loan Parties shall conduct not less than one physical inventory, per Store and per warehouse, per Fiscal year. The Administrative Agent does not contemplate undertaking or requiring any additional physical inventories by or of the Loan Parties, PROVIDED, HOWEVER, the Administrative Agent may do so if a Default has occurred and is continuing.

                           (i) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) within ten
         (10) days following the completion of such inventory.

                           (ii) The Borrowers' Representative, within thirty
         (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties' stock ledger and, as applicable to the Loan Parties' other financial books and records .

                           (iii) The Administrative Agent, in its discretion, if a Default has occurred and is continuing, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties)

                  (b) The Administrative Agent may obtain appraisals of the Collateral, from time to time

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         (in all events, at the Loan Parties' expense) conducted by such appraisers as are satisfactory to the Administrative Agent. As of the Closing Date, the Administrative Agent contemplates obtaining four (4) appraisals (in all events, at the Loan Parties' expense) of the Loan Parties' Inventory during any twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the Administrative Agent, and, in any event, the Administrative Agent shall obtain not less than the four (4) appraisals contemplated as of the Closing Date if so requested by the Tranche B Lender; in addition, following the occurrence of an Event of Default, the Administrative Agent may cause additional such audits to be undertaken (in each event, at the Loan Parties' expense).

                  (c) The Administrative Agent contemplates conducting four (4) commercial finance audits (in each event, at the Loan Parties' expense) of the Loan Parties' books and records during any twelve (12) month period during which this Agreement is in effect, and, in any event, the Administrative Agent shall obtain not less than the four (4) commercial finance audits contemplated as of the Closing Date if so requested by the Tranche B Lender; in addition, following the occurrence of an Event of Default, the Administrative Agent may cause additional such audits to be undertaken (in each event, at the Loan Parties' expense).

         6.10.    ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article 6, the Borrowers' Representative promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Loan Parties, the Collateral, the operation of the Loan Parties' business, and the Loan Parties' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request, in its own discretion or upon the reasonable request of the Tranche B Lender, from the Borrowers' Representative.

                  (b) The Borrowers' Representative MAY provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Loan Parties' anticipated performance and operating results.

                  (c) In all events, the Borrowers' Representative, by no later than 30 days prior the end of the Loan Parties' Fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a monthly basis, balance sheets, income statements, and cash flow, as well as of all components of each borrowing base as of Fiscal month's end) which shall go out at least through the end of the then next Fiscal year.

                  (d) Each Loan Party recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Loan Parties are confidential to the Administrative Agent and that, except as otherwise

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


         provided herein, no Loan Party is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         6.11. FINANCIAL PERFORMANCE COVENANTS.


                  (a) The Loan Parties shall maintain at all times Excess Availability of not less than $8,000,000.

                  (b) The Loan Parties shall not permit or suffer Capital Expenditures for the

                           (i) Fiscal year ending January 25, 2003, to be greater than $12,000,000;

                           (ii) Fiscal year ending January 30, 2004, to be greater than $15,000,000;

                           (iii) Fiscal year ending January 29, 2005, to be greater than $20,000,000; and

                           (iv) period from January 30, 2005, through the Maturity Date, to be greater than $6,000,000.


         Notwithstanding, the foregoing, any amount set forth in clauses (i) through (iii) which is not committed or spent in such Fiscal year may be carried over for Capital Expenditures during the next Fiscal year.

         The Administrative Agent may determine the Loan Parties' compliance with such covenants based upon financial reports and statements provided by the Borrowers' Representative to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

ARTICLE 7 - USE OF COLLATERAL:

         7.1. USE OF INVENTORY COLLATERAL.

                  (a) No Loan Party shall engage in any of the following with respect to its Inventory:

                           (i) Any sale other than for fair consideration in the conduct of the Loan Parties' business in the ordinary course.

                           (ii) Sales or other dispositions to creditors.

                           (iii) Sales or other dispositions in bulk .

                           (iv) Sales of any Collateral in breach of any provision of this Agreement.

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Loan Parties' customary return policy applicable to the return of inventory purchased by the Loan Parties' retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Administrative Agent.


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

         7.2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by a Loan Party is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances), other than Inventory owned or acquired for outlet stores, which in the ordinary course sell manufacturer's overruns, discontinued lines, and irregulars.

         7.3. ADJUSTMENTS AND ALLOWANCES. Each Loan Party may grant such allowances or other adjustments to that Loan Party's Account Debtors (exclusive of extending the time for payment of any material Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance) as that Loan Party may reasonably deem to accord with sound business practice, PROVIDED, HOWEVER, at any time that a Default has occurred and is continuing, the authority granted the Loan Parties pursuant to this Section 7.3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's discretion.

         7.4. VALIDITY OF ACCOUNTS.

                  (a) The amount of each Account shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Loan Parties.

                  (b) The Administrative Agent from time to time may verify the Receivables Collateral directly with the Loan Parties' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

                  (c) The Loan Parties have no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Administrative Agent of any such fact immediately after the Loan Parties become aware of any such impairment.

                  (d) No Loan Party shall post any bond to secure any Loan Party's performance under any agreement to which any Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Loan Party (other than to the Administrative Agent) in the event of any Loan Party's failure to so perform.

         7.5. NOTIFICATION TO ACCOUNT DEBTORS. The Administrative Agent shall have the right at any time that an Event of Default has occurred to notify any of the Loan Parties' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

ARTICLE 8 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

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         8.1 DEPOSITORY ACCOUNTS.

                  (a) Annexed hereto as EXHIBIT 8.1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this
         Agreement:

                           (i) Notifications (in a form satisfactory to the Administrative Agent) executed on behalf of the relevant Loan Party to each depository institution with which any DDA (other than any Exempt DDA and the Operating Account ) is maintained of the Collateral Agent's Collateral Interest in such DDA.

                           (ii) A Blocked Account Agreement with any depository institution at which either of the following conditions applies:

                                    (A) Both a DDA (other than the Operating
         Account) and the Operating Account are maintained.

                                    (B) A Blocked Account is maintained.

                           (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Administrative Agent, with each depository institution at which a Blocked Account is maintained.

                  (c) No Loan Party will establish any DDA hereafter unless, contemporaneously with such establishment, the Borrowers' Representative provides a notification of the Collateral Agent's Collateral Interest in such DDA and will not establish any Blocked Account unless the Borrowers' Representative provides the Administrative Agent with a Blocked Account Agreement.

         8.2.     CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 8.2, is a Schedule which describes all arrangements to which each Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Loan Party, to each of such Loan Party's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent ), which notice provides that payment of all credit card charges submitted by any Loan Party to that clearinghouse or other processor and any other amount payable to any Loan Party by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Loan Party shall change such direction or

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designation except upon and with the prior written consent of the Administrative
Agent .

         8.3.     THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS .

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The "CONCENTRATION ACCOUNT" (so referred to herein): Established by the Administrative Agent with Fleet National Bank.

                           (ii) The "BLOCKED ACCOUNT" (so referred to herein):
         Established by the Borrowers' Representative with Fleet National Bank.

                           (iii) The "OPERATING ACCOUNT" (so referred to herein): Established by the Borrowers' Representative with Fleet National Bank.

                  (b) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property.

                  (c) The Loan Parties shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

         8.4.     PROCEEDS AND COLLECTIONS .

                  (a) All Receipts and all other cash proceeds of any sale or other disposition of any of each Loan Party's assets:

                           (i) Constitute Collateral and proceeds of Collateral.

                           (ii) Shall be held in trust by the Loan Parties for the Administrative Agent.

                           (iii) Shall not be commingled with any of any Loan Party's other funds.

                           (iv) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

                  (b) The Borrowers' Representative shall cause the ACH or wire transfer to the Blocked Account or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) the following:

                           (i) The entire contents (net of any minimum required balance not in any event to exceed $2500) of each DDA (but excluding any Exempt DDA).

                           (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each

Business Day on which any such transfer is made.

                  (c) The Borrowers' Representative shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily (and whether or not any Liabilities are then outstanding), of the entire ledger balance (net of any minimum required balance not in any event to exceed $2500) of the Blocked Account.

                  (d) In the event that, notwithstanding the provisions of this
Section 8.4, any Loan Party receives or otherwise has dominion and control of any Receipts, or any other proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Loan Party for the Administrative Agent and shall not be commingled with any of that Loan Party's other funds or deposited in any account of any Loan Party other than as instructed by the Administrative Agent.

         8.5.     PAYMENT OF LIABILITIES.

                  (a) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) first, towards the SwingLine Loans and second, towards the unpaid balance of the Loan Account and all other Liabilities other than principal and interest on the Tranche B Loan, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One (1) Business Day after such transfer, and further provided that until the occurrence, and during the continuance, of an Event of Default, unless the Borrower Representative otherwise instructs the Administrative Agent, the balance of the Concentration Account shall not be applied to any LIBOR Loans until the end of the applicable Interest Period therefor.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Section 8.5:

                           (i) Funds shall be deemed to have been deposited to
                  the Concentration Account on the Business Day on which deposited, PROVIDED THAT notice of such deposit is delivered to the Administrative Agent by 2:00PM on that Business Day.

                           (ii) Funds paid to the Administrative Agent, other
                  than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, PROVIDED THAT notice of such payment is delivered to the Administrative Agent by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration
                  Account (Section 8.5(b)(i)) or payment (Section 8.5(b)(ii)) is not delivered to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at

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                  9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and
                  other payments to the Administrative Agent are subject to clearance and collection.

                  (c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 8.5(a), above (less those amount which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that

                           (i)      a Default has occurred and is continuing;
                  and

                           (ii)     either

                                    (A) one or more L/C's are then outstanding;
or

                                    (B) there is any amount unpaid on account of
the Tranche B Loan, then the Administrative Agent may establish a funded reserve of up to 110% of the aggregate of (x) the Stated Amounts of such L/C's PLUS (y) amounts unpaid on account of the Tranche B Loan. Such funded reserve shall either be (i) returned to the Borrowers' Representative PROVIDED THAT no Default has occurred and is continuing or (ii) applied towards the Liabilities following Acceleration.

         8.6. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers' Representative upon, and other disbursements shall be made by the Borrowers' Representative solely from, the Operating Account.


ARTICLE 9 - GRANT OF SECURITY INTEREST:

         9.1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the benefit of the Lenders as their interests may appear herein, a continuing security interest in and to, and assigns to the Collateral Agent, for the benefit of the Lenders as their interests may appear herein, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"; any of the following terms not defined in this Agreement shall have the meanings attributed thereto in the UCC):

                  (a)      All Accounts and accounts receivable.

                  (b)      All Inventory.

                  (c)      All General Intangibles.


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                  (d)      All Equipment.

                  (e)      All Goods.

                  (f)      All Farm Products.

                  (g)      All Fixtures.

                  (h)      All Chattel Paper.

                  (i)      All Letter-of-Credit Rights.

                  (j)      All Payment Intangibles.

                  (k)      All Supporting Obligations.

                  (l) All books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (m)      All Leasehold Interests.

                  (n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

                  (o)      Commercial Tort Claims

                  (p) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (9.1(a) through 9.1(n)) or otherwise.

                  (q) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (9.1(a) through 9.1(p)), including the right of stoppage in transit.

         Notwithstanding anything in this Agreement to the contrary, with respect to each item of Collateral constituting Equipment subject to a Capital Lease, or constituting an agreement, license, permit or other instrument of a Borrower, such item shall be subject to the security interest created hereby only to the extent that the granting of such security interest, under the terms of such Capital Lease, agreement, license, permit or other instrument, or as provided by law, does not cause any default under or termination of such Capital Lease, agreement, license, permit or other instrument or the loss of any material right of a Borrower thereunder; provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Agreement, proceeds or products of any such Capital Lease, agreement, license, permit or other instrument of a Borrower or any accounts receivable or the right to payments due or to become due a Borrower under any such agreement or other instrument.

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         9.2.     EXTENT AND DURATION OF SECURITY INTEREST; NOTICE.

                  (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Collateral Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.

                  (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower.

                  (c) If a Borrower shall at any time acquire a Commercial Tort Claim, the Borrowers' Representative shall promptly notify the Administrative Agent in writing of the details thereof and the Borrower shall take such actions as the Collateral Agent shall request in order to grant to the Collateral Agent, for the benefit of the Lenders as their interests may appear herein, a perfected and first priority security interest therein and in the Proceeds thereof.

ARTICLE 10 - COLLATERAL AGENT AS ATTORNEY-IN-FACT:

         10.1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent as that (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Agents and the Lenders. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Collateral Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers' Representative or to any trustee in bankruptcy or receiver of the Borrowers' Representative, or other legal representative of a Borrower whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the relevant Borrower in favor of the Collateral Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the relevant Borrower on any notice to that Borrower's Account

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Debtors or verification of the Receivables Collateral; sign the relevant
Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

                  (g) Use, license or transfer any or all General Intangibles of each Borrower.

         10.2. NO OBLIGATION TO ACT. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section
10.1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted wilful misconduct.


ARTICLE 11 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 11 respectively shall constitute an "EVENT OF DEFAULT" herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between any Agent and any Lender and any Loan Party and instruments and papers heretofore, now, or hereafter given any Agent and any Lender by any Loan Party.

         11.1. FAILURE TO PAY THE REVOLVING CREDIT OR THE TRANCHE B LOAN The failure by any Loan Party to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit or the Tranche B Loan.

         11.2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Loan Party to pay within five (5) Business Days when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit or the Tranche B Loan.

         11.3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD) . The failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 11.1 or Section 11.2 hereof, and included in any of the following provisions hereof:


                           SECTION                           RELATES TO            :
                           --------------------------------------------------------
                           5.2(c)           State of Organization, State Identification Number and Taxpayer
                                            Identification Number
                           5.3(b)           Notice of Name Change
                           5.5              Location of Collateral
                           5.7(a)           Title to Assets
                           5.8              Indebtedness
                           5.9              Insurance Policies
                           5.20, 5.21       Dividends, Investments and Other Entity Actions
                           5.26             Affiliate Transactions
                           5.27             Further Assurances
                           6.11             Minimum Excess Availability and Capital Expenditures
                           7.1              Use of Inventory Collateral
                           Article 8        Cash Management (except if the failure to comply is as a result of force majeure or through no fault of the Loan Parties)

         11.4. FINANCIAL REPORTING REQUIREMENTS. The failure by the any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Article 6, subject, however, to the following limited number of grace periods applicable to certain of those requirements:


REPORT/STATEMENT                     REQUIRED BY          GRACE PERIOD                NUMBER OF GRACE
                                     SECTION                                          PERIODS

Borrowing Base Certificates          6.4                  One Business Day            Three per Fiscal Quarter
Weekly Report                        6.5                  Two Business Days           Six in any 12 months
Monthly Report (15 Days)             6.5                  Three Business Days         Three in any 12 months
Monthly Reports (30 Days)            6.5                  Three Business Days         Three in any 12 months


         11.5. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Loan Party, within fifteen (15) days following the earlier of any Loan Party's knowledge of a breach of any covenant or Liability not described in any of Sections 11.1, 11.2, 11.3 or 11.4, or of the Borrowers' Representative's receipt of written notice from the Administrative Agent of the breach of any such covenants or Liabilities.

         11.6.    TRANCHE B LOAN ACTION EVENT ACCELERATION.

                  (a)      The occurrence of any Tranche B Loan Action Event.

                  (b) The Administrative Agent's receipt of an Acceleration Notice pursuant to Section 14.2.

         11.7. MISREPRESENTATION. The determination by the Administrative Agent that any representation or warranty at any time made by any Loan Party to any Agent or any Lender was not true or complete in all material respects when given; PROVIDED, HOWEVER, that for purposes of this Section 11.7, any representation or warranty made by the Loan Parties in reliance on representations and warranties made by Casual Male Corp. and certain of its Subsidiaries in the Casual Male Acquisition Agreement shall be deemed to have been made to the Loan Parties' knowledge; and, PROVIDED FURTHER, that if any such representation or warranty is deemed repeated by the Loan Parties under the terms of this Agreement on and after September 30, 2002, and such representation and warranty was not true or complete in all material respects when given, and the Loan Parties have failed to correct such representation or warranty by providing revised schedules or exhibits, or otherwise, in each case to the Administrative Agent's satisfaction, then the foregoing proviso shall be of no effect.

         11.8. ACCELERATION OF OTHER DEBT; BREACH OF LEASE. The occurrence of any event such that any Indebtedness of any Loan Party in excess of $1,000,000.00 to any creditor other than the Agent or any Lender could be accelerated (provided, that an event of default under the 12% Subordinated Note (or any Note Purchase Agreement under which such Subordinated Note is issued) caused solely by a breach of a representation or warranty shall not be an Event of Default hereunder) or, without the consent of a Loan Party, Leases with aggregate monthly rents of at least $500,000.00 could be terminated prior to the stated termination date thereof (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         11.9. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement between the Agent or any Lender and any Loan Party or instrument or paper given the Agent or any Lender by any Loan Party not constituting a Loan Document, whether such agreement, instrument, or paper now exists or hereafter arises, with respect to Indebtedness in excess of $1,000,000.00 (notwithstanding that the Agent or the subject Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

         11.10. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         11.11. ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                  (a) The service of process upon any Agent or any Lender or any Participant of a court order or order of any other applicable governmental authority attaching, by trustee, mesne, or other process, any funds of any Loan Party on deposit with, or assets of any Loan Party in the possession of, that Agent or that Lender or such Participant.

                  (b) The entry of judgments against any Loan Party, to the extent not covered by insurance (subject to a reasonable deductible) aggregating more than $750,000, which judgments are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

         11.12. CANTON MORTGAGE DEFAULT. The (i) acceleration of any Indebtedness which is secured by the Canton Warehouse or (ii) the failure of the Loan Parties to cause the proceeds of any refinancing or replacement of the Canton Mortgage, and/or any second mortgage on the Canton Warehouse, in each case in excess of the principal outstanding under the Canton Mortgage on the Closing Date, to be applied immediately upon receipt thereof to repayment of the Revolving Credit Obligations.

         11.13. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a DE MINIMIS part of the property of that Loan Party and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

         11.14.   CHALLENGE TO LOAN DOCUMENTS.

                  (a) Any challenge by or on behalf of the Borrowers' Representative, any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         11.15. CHANGE IN CONTROL. Any Change in Control.

         11.16. BUSINESS FAILURE. Any act by, against or relating to any Loan Party, or its property or assets, which act constitutes the determination by any Loan Party to initiate or acquiesce to: a program of partial or total self-liquidation; an application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, with respect to all or any part of any Loan Party's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Loan Party; any other voluntary or involuntary liquidation or extension of debt agreement for any Loan Party; the offering by, or entering into by, any Loan Party of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Loan Party; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Loan Party which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Loan Party of the liquidation or winding up of all or any part of any Loan Party's business or operations.

         11.17. BANKRUPTCY. The failure by any Loan Party to generally pay the debts of that Loan Party as they mature; adjudication of bankruptcy or insolvency relative to any Loan Party; the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Loan Party initiating any matter in which any Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Loan Party initiating any matter in which that Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Loan Party by appropriate proceedings or, if so contested, is not dismissed within ninety (90) days of when filed.

         11.18 TERMINATION OF BUSINESS. Unless subject to the prior written consent of the Agent, the determination of the Loan Parties, whether by vote of the Loan Parties' board of directors or otherwise to: suspend the operation of the Loan Parties' business in the ordinary course, liquidate all or a material portion of the Loan Parties' assets or Stores, or employ an agent or other third party to conduct any so- called store closing, store liquidation or "Going-Out-Of-Business" sales (other than in connection with a Permitted Asset Disposition).

         11.19 PAYMENT OF OTHER INDEBTEDNESS. The Loan Parties shall prepay or discharge any

Indebtedness prior to its maturity date except as expressly permitted hereunder.

         11.20 DEFAULT BY GUARANTOR; TERMINATION OF GUARANTY. The occurrence of any Guarantor Default and/or the termination or attempted termination of any Guaranty Agreement by any Person.

         11.21 MATERIAL ADVERSE CHANGE. An event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the financial condition of (i) Designs, Inc. and its Subsidiaries when compared with such financial condition as of March 6, 2002 and (ii) Casual Male and its subsidiaries when compared with such financial condition as of April 6, 2002.

         11.22 LEVI STRAUSS CHANGES. There shall have occurred any material adverse change in or to the Loan Parties' business relationship with Levi Strauss & Co. when compared to such relationship as of the Closing Date.

ARTICLE 12 - RIGHTS AND REMEDIES UPON DEFAULT:

         12.1 ACCELERATION. Upon the occurrence of any Event of Default, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Loan Parties to the Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies (and the Collateral Agent may likewise exercise all of its rights and remedies upon default) as the Administrative Agent from time to time thereafter determines as appropriate.

         12.2. RIGHTS OF ENFORCEMENT. The Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.

                  (b) To give notice to any customs broker of any of the Loan Parties to follow the instructions of the Collateral Agent as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         12.3.    SALE OF COLLATERAL.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

                  (b) The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct, or may require the Loan Parties to conduct, one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Loan Party. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Loan Party nor any Person claiming under or in right of any Loan Party shall have any interest therein. The proceeds of any such going out of business sale which is conducted by a Loan Party at the request of the Collateral Agent shall be first applied to the direct costs of such sale.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrowers' Representative such notice as may be practicable under the circumstances), the Collateral Agent shall give the Borrowers' Representative at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent's rights and remedies upon default.

                  (d) The Collateral Agent, the Administrative Agent, and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

                  (f) The Collateral Agent shall turn over to the Administrative Agent the proceeds of the exercise by the Collateral Agent of its rights and remedies under this Article 12. The Administrative Agent shall apply the proceeds of the Collateral Agent's exercise of its rights and remedies upon default pursuant to this Article 12 in accordance with Sections 14.7 and 14.8.

         12.4. OCCUPATION OF BUSINESS LOCATION. In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article 12, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Loan Party, and may exclude each Loan Party from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Loan Parties. In no event shall the Collateral Agent be liable to any Loan Party for use or occupancy by the Collateral Agent of any premises pursuant to this Article 12, nor for any charge (such as wages for any Loan Party's employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies.

         12.5. GRANT OF NONEXCLUSIVE LICENSE. Except to the extent prohibited by a Borrower's contractual obligations, which prohibition has been disclosed to the Administrative Agent, each Borrower hereby grants to the Collateral Agent a royalty free, nonexclusive and irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         12.6. ASSEMBLY OF COLLATERAL. The Collateral Agent may require any Borrower to assemble the Collateral and make it available to the Collateral Agent at the Loan Parties' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and the Borrowers' Representative.

         12.7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the "AGENTS' RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by an Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by an Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


ARTICLE 13 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         13.1.    REVOLVING CREDIT FUNDING PROCEDURES.

                  (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made, that such Revolving Credit Loan is to be made. Such advice, in each instance, may be by telephone or facsimile transmission, PROVIDED THAT if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

                  (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Administrative Agent.

         13.2.    SWINGLINE LOANS.

                  (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all

Revolving Credit Lenders participate as follows:

                           (i) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part, of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate, provided that if the Administrative Agent is not so advised by the SwingLine Lender, then all SwingLine Loans shall be converted no less frequently than weekly to Revolving Credit Loans in which all Revolving Credit Lenders participate.
                           (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if, such conversion were the making of a Revolving Credit Loan as provided in Section 14.1.

                  (c) The SwingLine Lender, in separate capacities, may also be one or more Agents, a Revolving Credit Lender or the Tranche B Lender.

                  (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                           (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 14.8.

                           (ii) Determination of whether the requisite holders of Loan Commitments have Consented to action requiring such Consent.

         13.3.    ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

                  (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

                           (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                  (b)      In all circumstances, the Administrative Agent may:

                           (i) Assume that each Revolving Credit Lender, subject to Section 13.3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 13.1 and shall make available, to the extent not "covered" by a Revolving Credit

         Loan, that Revolving Credit Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

                           (ii) In reliance upon such assumption, make available the corresponding amount to the Loan Parties.

                           (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the other Loan Documents.

                  (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the other Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:

                           (i) The amount which had been made available by the Administrative Agent is an " ADMINISTRATIVE AGENT'S COVER" (and is so referred to herein).

                           (ii) All interest paid by the Loan Parties on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

                           (iii) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender

                           (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Loan Parties on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to
         Section 13.4(a) (which relates to ordinary course distributions) or
         Section 14.7 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                  (v) Subject to Subsection 13.3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Loan Parties to which the Delinquent Revolving Credit Lender is then entitled, PROVIDED HOWEVER there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 13.3(c)(ii), above.

                  (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                  (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

                           (i) The Administrative Agent's Cover (to the extent not previously repaid by the Loan Parties and retained by the Administrative Agent in accordance with Subsection 13.3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           PLUS

                           (ii) The aggregate of the amount payable under Subsection 13.3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           PLUS

                           (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

         13.4. ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT. (THIS SECTION
13.4 APPLIES UNLESS THE PROVISIONS OF SECTION 14.7 (WHICH RELATES TO DISTRIBUTIONS IN THE EVENT OF A LIQUIDATION) BECOME OPERATIVE).

                  (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option), the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                  (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 8.5(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Loan Parties. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its Pro-Rata share thereof.

                  (c) The Administrative Agent shall distribute fees paid on account of the Revolving Credit, as follows:

                           (i) L/C Fee (Section 2.20(a)): Pro-Rata to the Revolving Credit Lenders.

                           (ii) Unused Line Fee (Section 2.15): Pro-Rata to the Revolving Credit Lenders.

                           (iii) Revolving Credit Early Termination Fee (Section 2.16) : Pro-Rata to the Revolving Credit Lenders.

                           (iv) Revolving Credit Commitment Fee (Section 2.13) :
         As provided in separate letter agreements with the respective Revolving Credit Lenders.

                  (d) No Lender shall have any interest in or right to receive any part of the following:

                           (i) Any interest which reflects "float" as described in the PROVISO included in Section 8.5(a), all of which float shall be for the account of the Administrative Agent only.

                           (ii) The Administrative Agent's Monitoring Fee (Section 2.14) to be paid by the Loan Parties to the Administrative Agent.

                           (iii) Fees described in Section 2.20(b) (which relates to fees associated with, among other things, the issuance of L/C's): Retained by the Issuer.

                  (e) No Revolving Credit Lender shall have any interest in or right to receive any part of the Tranche B Fees.

                  (f) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys' fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                  (g) Each distribution pursuant to this Section 13.4 is subject to Section 13.3(c), above (which relates to the effect of the failure of any Revolving Credit Lender to have Transferred to the Administrative Agent any amount which that Revolving Credit Lender is then obligated to so Transfer pursuant to the within Agreement).

         13.5. ORDINARY COURSE DISTRIBUTIONS : THE TRANCHE B LOAN (THIS SECTION
13.5 APPLIES UNLESS THE PROVISIONS OF SECTION 14.7 (WHICH RELATES TO DISTRIBUTIONS IN THE EVENT OF A LIQUIDATION) BECOME OPERATIVE).

                  (a) The Administrative Agent shall distribute to the Tranche B Lender payments on account of principal of, and interest on, the Tranche B Loan and the Tranche B Fees as received and collected by the Administrative Agent from the Loan Parties in accordance with the provisions of this Agreement or as made available by the Administrative Agent as the proceeds of advances under the Revolving Credit. As provided in Section 13.4(f), any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys' fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                  (b) Unless otherwise specifically agreement to in writing, the Administrative Agent shall distribute the proceeds of a disposition of Collateral, other than in the ordinary course, in accordance with the ordering of distributions set forth in Section 14.8(c).

ARTICLE 14 - ACCELERATION AND LIQUIDATION:

        14.1.    ACCELERATION NOTICES

                  (a) The Administrative Agent may give the Collateral Agent and Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.
                  (b) The SuperMajority Revolving Credit Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, PROVIDED THAT counterparts executed by the requisite Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

                 (c) The Tranche B Lender may give the Administrative Agent an Acceleration Notice as follows:

                           (i) At any time following the occurrence of an Event of Default which occurs after the Revolving Credit Debt has been paid in full, all L/C's have been cash collateralized, and there is no obligation on the Revolving Credit Lenders to make any further loans or to provide any further financial accommodation under the Revolving Credit.
                           (ii) At any time following the occurrence of an Event of Default which occurs after a BuyOut by the Tranche B Lender.

                           (iii) At any time following the occurrence of a Bankruptcy Breach.

                           (iv)     At any time as permitted pursuant to
         Section 14.2.

         14.2.    MANDATORY ACCELERATION RIGHT OF THE TRANCHE B LENDER:

                  (a) The Tranche B Lender may initiate a Standstill Period by written notice to the Administrative Agent at any time after the occurrence of any Tranche B Loan Action Event and may so initiate a Standstill Period on account of a separate Tranche B Loan Action Event during the pendency of another Standstill Period which has been initiated by it.

                  (b) After the expiry of a Standstill Period initiated by a Tranche B Loan Action Event, the Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless either 14.2(b)(i) or 14.2(b)(ii) is applicable:

                           (i) Acceleration has been stayed by judicial or
                  statutory process.

                           (ii)     As applicable:

                                    (A) If the relevant Tranche B Loan Action
                  Event had been a Tranche B Availability Breach: On three (3) consecutive days during the relevant Standstill Period, no Tranche B Availability Breach exists or occurs.

                                    (B) If the relevant Tranche B Event is a
                  Minimum Excess Availability Breach: On any three (3) days during the relevant Standstill Period, no Minimum Excess Availability Breach exists or occurs.

                                    (C) If the relevant Tranche B Loan Action
                  Event is a Tranche B Payment Breach: All payments which are due or overdue on account of the Tranche B Loan (other than those which would be due only if the Tranche B Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

                  (c) Notwithstanding the foregoing Section 14.2(b), after the expiry of more than two Standstill Periods initiated by the same type of Tranche B Loan Action Event within any 45 day period, the Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice.

         14.3. ACCELERATION Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Revolving Credit Obligations and the Tranche B Loan within a commercially reasonable time following:

                  (a) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent and the Revolving Credit Lenders as provided in
Section 14.1(a).

                  (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Revolving Credit Lenders, in compliance with Section14.1(b).

                  (c) The Administrative Agent's receipt of an Acceleration Notice from the Tranche B Lender, in compliance with Section 14.2(c).

         14.4. INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations and the Tranche B Loan.

         14.5.    ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION

                 (a)      At the initiation of a Liquidation:

                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 14.2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
                           (ii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

                  (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Loan Parties, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

                  (c) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Loan Parties, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

         14.6.    COLLATERAL AGENT'S CONDUCT OF LIQUIDATION

                  (a) Any Liquidation shall be conducted by the Collateral Agent in the manner determined by it to be commercially reasonable. Any Liquidation of the Tranche B Senior Collateral shall be conducted by the Collateral Agent with the advice and assistance of the Tranche B Lender.

                  (b) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                  (c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.
                  (d) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Lender) unless indemnified Pro-Rata to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that

Agent by reason of taking or continuing to take that course of action or action plan.
                 (e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         14.7.    DISTRIBUTION OF LIQUIDATION PROCEEDS:

                  (a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Loan Parties and prior claims which the Agents anticipate may need to be paid.

                  (b) The Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.

                  (c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 14.7(b), in accordance with the relative priorities set forth in Section 14.8.

                 (d) Each Revolving Credit Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

         14.8.    RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION

                  (a) Proceeds of a Liquidation shall be distributed based on levels of priority with respect to each classification of Collateral without taking any Early Termination Assessments into account except as specified below.
(b) All distributions of proceeds of a Liquidation shall be net of payment over to the Agents as reimbursement for all reasonable third party costs and expenses incurred by the Agents and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 14.7(a). (c) The relative priorities to the proceeds of a Liquidation shall be distributed based on the following relative priorities:

                           (i)  Revolving Credit Senior Collateral:

                                (A)     First:, as provided in Section
                                        14.8(d); and then

                                (B)     Second,  to the Tranche B Lender;
                                        and then

                                (C)     Third, in the same order as in First
                                        and Second above towards Early
                                        Termination Assessments; and then

                                (D)     Fourth, to all other Liabilities.


                           (ii)     Tranche B Senior Collateral:

                                    (A)     First, to the Tranche B Lender; and
                                            then

                                    (B)     Second, as provided in Section
                                            14.8(d); and then

                                    (C)     Third, in the same order as in First
                                            and Second above towards Early
                                            Termination Assessments; and

                                   then (D) Fourth, to all other Liabilities.

                  (d) Distributions which are made pursuant to reference to Section14.8(d) shall be in the following order:

                           (i) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 14.5(a)(i); and then

                           (ii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender) and to FRFI or any of its Affiliates providing cash management services or L/Cs to the extent of any credit exposure in connection therewith (but excluding any fees earned on account thereof), Pro-Rata, to the unpaid principal balance of Revolving Credit Debt and any amounts owed on account of such cash management services and any L/Cs (including as cash collateral for any undrawn L/Cs) and fees due to the Issuer on account thereof; and then

                           (iii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), Pro-Rata, to accrued interest which constitutes Revolving Credit Debt; and then

                           (iv) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), Pro-Rata, to Revolving Credit Fees, other than the Revolving Credit Early Termination Fee; and then

                           (v) To any Delinquent Revolving Credit Lenders, Pro-Rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 14.8(d)(ii), 14.8(d)(iii), and 14.8(d)(iv).

ARTICLE 15 - THE AGENTS:

         15.1.    APPOINTMENT OF THE AGENTS
                  (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

                  (b) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Collateral Agent" hereunder and under the Loan Documents.

                  (c)      Each Lender authorizes each Agent:

                           (i)      To execute those of the Loan Documents and
all other instruments relating thereto to which that Agent is a party.

                           (ii) To take such action on behalf of the Lenders and
to exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

                           (d) Each Lender recognizes that Fleet Retail Finance
Inc. and Back Bay Capital Funding LLC are interrelated and waives any potential claim which may be based on an Agent's acting in conflict of interest on account thereof. Nothing contained herein shall be deemed to release the Agents from liability under Section 16.2(f) hereof for conduct undertaken in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                           (e) Wells Fargo Retail Finance LLP has been granted
the title of "Syndication Agent", and National City Commercial Finance, Inc. and Heller Financial Inc. have each been granted the title of "Co-Documentation Agent" in which capacity none shall have any rights nor any responsibilities. Any of the foregoing may resign such position at any time by written notice to the Administrative Agent and, in any event, shall cease to be Syndication Agent or Co-Documentation Agent, as the case may be, contemporaneously with its ceasing to be a Revolving Credit Lender.

         15.2.    RESPONSIBILITIES OF AGENTS

                  (a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by this Agreement and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent is in doubt, the Administrative Agent shall be vested with such responsibility and authority.

                  (b) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

                  (c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

                  (d) Neither Agent nor any of its Affiliates shall be responsible to any Lender for any of the following:

                           (i) Any recitals, statements, representations or warranties made by any Loan Party or any other Person.

                           (ii) Any appraisals or other assessments of the assets of any Loan Party or of any other Person responsible for or on account of the Liabilities.

                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                           (iv) Any failure by any Loan Party or any other Person (other than the subject Agent) to perform its obligations under the Loan Documents.

                  (e) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                  (f) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                  (g) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

                  (h) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

         15.3.    CONCERNING DISTRIBUTIONS BY THE AGENTS

                  (a) Each Agent, in that Agent's reasonable discretion based upon that Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

                  (b) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that

Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Administrative Agent the sum paid to that person.

                  (c) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                  (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, FIRST, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and SECOND, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 14.8.

                  (e) Each Lender recognizes that the crediting of the Loan Parties with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the requisite Lenders (as provided in Section 16.4(g)) determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         15.4. DISPUTE RESOLUTION: Any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereby submits.

         15.5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers' Representative pursuant to Article 6 of this Agreement, other than any of the following:
         (a) Routine communications associated with requests for Revolving Credit Loans and/or the

                                                                      Page 113
issuance of L/C's.

         (b)      Routine or nonmaterial communications.

         (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers' Representative.

         (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

         15.6.    CONFIDENTIAL INFORMATION

                  (a) Each Lender will maintain, as confidential (other than to their respective attorneys, agents, accountants, participants and prospective participants) all of the following:

                           (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

                           (ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

                           (iii) Confidential information provided by any Loan Party pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.
                  (c) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         15.7. RELIANCE BY AGENTS Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, that Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

         15.8.    NON-RELIANCE ON AGENTS AND OTHER LENDERS

                  (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

                           (i) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Loan Parties and decision to enter into this Agreement.

                           (ii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

                  (b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Loan Parties when determining whether to take or not to take any discretionary action under this Agreement.

                  (c) Neither Agent in the discharge of that Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, SEE Section 15.5), the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.

                  (e) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

         15.9. INDEMNIFICATION Without limiting the liabilities of the Loan Parties under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, PROVIDED, HOWEVER, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         15.10.   RESIGNATION OF AGENT

                  (a) An Agent may resign at any time by giving 60 days prior written notice thereof to the Lenders and to the other Agent. Upon receipt of any such notice of resignation, the SuperMajority Lenders and the Tranche B Lender shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers' Representative, not to be unreasonably withheld and, in any event, deemed given by the Borrowers' Representative if no written objection is provided by the Borrowers' Representative to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000.00 (unless, after a BuyOut such Agent shall be the Tranche B Lender in which case the foregoing capital and surplus requirement shall not apply). The consent of the Borrowers' Representative otherwise required by this Section 15.10(a) shall not be required if an Event of Default has occurred.

                  (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

                  (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

ARTICLE 16 - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:

         16.1.    ADMINISTRATION OF CREDIT FACILITIES

                  (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 15.2(b) and 15.2(a), PROVIDED, HOWEVER, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agents' discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lender:

                  ACTIONS DESCRIBED IN SECTION     TYPE OF CONSENT REQUIRED
                  -----------------------------------------------------------
                           16.2           Majority Lenders
                           16.3           SuperMajority Revolving Credit Lenders
                           16.4           Certain Consent
                           16.5           Unanimous Consent
                           17.4           Consent of SwingLine Lender
                           16.7           Consent of Tranche B  Lender
                           16.8           Consent of the Agents

                  (c) The rights granted to the Lenders in those sections referenced in Section 16.1(b) shall not otherwise limit or impair any Agent's exercise of its discretion under the Loan Documents.

         16.2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         16.3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY REVOLVING CREDIT LENDERS

         The Consent or direction of the SuperMajority Revolving Credit Lenders is required as follows:

                  (a) The Lenders agree that any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Administrative Agent in its discretion without the Consent of the Lenders and that each Lender shall be bound thereby, PROVIDED, HOWEVER, the Consent or direction of the SuperMajority Revolving Credit Lenders is required to permit a Protective OverAdvance to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period. (Any Protective OverAdvance which is permitted by this Section 16.3(a) is referred to as a "PERMITTED PROTECTIVE OVERADVANCE").

                  (b) If any Default has occurred and is continuing, the SuperMajority Revolving Credit Lenders may direct the Administrative Agent to suspend the Revolving Credit, whereupon, as long as a Default shall have occurred and be continuing, the only Revolving Credit Loans which may be made are the following:

                           (i) Revolving Credit Loans made to "cover" the honoring of L/C's.

                           (ii)     Permitted Protective OverAdvances.

                           (iii) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

                  (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Revolving Credit Lenders may:

                           (i) Give the Administrative Agent an Acceleration Notice in accordance with Section 15:15-1(b).

                           (ii) Direct the Administrative Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

         16.4. ACTION REQUIRING CERTAIN CONSENT The following Consent shall be required for the following actions:

-------------------------------------------------------------------------------
ACTION                                      REQUIRED CONSENT
-------------------------------------------------------------------------------
    (a) Any change to the dates on which    SuperMajority Revolving Credit
any payment of principal of the Tranche     Lenders and the Tranche B Lender
B Loan  shall be due and payable or the
amount of any such payment.
-------------------------------------------------------------------------------
    (b) Waiver or amendment of              SuperMajority Revolving Credit
financial performance covenants in          Lenders and the Tranche B Lender.
Section 6.11
-------------------------------------------------------------------------------
    (c) Increase in the SwingLine Ceiling:  SwingLine Lender and the Majority
                                            Lenders.
-------------------------------------------------------------------------------
    (d) Any increase in any Revolving       All Revolving Credit Lenders
Credit Lender's Revolving Credit Dollar     affected thereby other than any
Commitment or Revolving Credit Percentage   Delinquent Revolving Credit Lender.
Commitment (other than by reason of the
application of Section 16.11 (which deals
with NonConsenting Revolving Credit
Lenders) or Section 17.1 (which deals
with assignments and participations)),
it being understood that this
Section 16.4(d) addresses changes to
commitments inter se and not any increase
in the overall size of the Revolving
Credit.
-------------------------------------------------------------------------------
   (e) Any forgiveness of all or any        All Lenders whose payment Liability
portion of any payment Liability.           is being so forgiven (other than any
                                            Delinquent Revolving Credit Lender,
                                            if otherwise applicable).
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ACTION                                      REQUIRED CONSENT
-------------------------------------------------------------------------------
   (f) Any decrease in any interest rate,   All Lenders adversely affected
fee or assessment payable under any of      thereby (other than any Delinquent
the Loan Documents (other than any          Revolving Credit Lender, if
Administrative Agent's Monitoring Fee       otherwise applicable).
(for which the consent of the
Administrative Agent shall also be
required)) and of any fee provided for
by any Fee Letter (which may be amended
by written agreement between the
Borrowers' Representative on the one hand,
and the Administrative Agent on the other).
-------------------------------------------------------------------------------
  (g) Disgorgement as described in          If disgorgement is
Section 15.3(f).                                By the Revolving Credit Lenders-
                                            The SuperMajority Revolving Credit
                                            Lenders.

                                            By the Tranche B Lender - The
                                            Tranche B Lender.
-------------------------------------------------------------------------------
         16.5. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT None of the following may take place except with Unanimous Consent:

                  (a)      Any extension of the Maturity Date.

                  (b) Any release of all or substantially all of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

                  (c) Any amendment of the definition of the terms "Borrowing Base", "Tranche B Borrowing Base", or "Availability" or of any definition of any component thereof, such that more credit would be available to the Loan Parties, based on the same assets, as would have been available to the Loan Parties immediately prior to such amendment , IT BEING UNDERSTOOD, HOWEVER, that:

                     (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                           (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                  (d) Any release of any Person obligated on account of the Liabilities (except in connection with a sale of such Person approved by the SuperMajority Lenders in accordance with the terms of this Agreement).

                  (e) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permitted Protective OverAdvance, PROVIDED, HOWEVER, (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                           (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permitted Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

                  (f) The waiver of the obligation of the Loan Parties to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permitted Protective OverAdvance or, subject to the time limits included in Section 16.3(a) (which places time and frequency limits on Permitted Protective OverAdvances).

                  (g)      Any amendment of this Article 16.

                  (h) Amendment of any of the following Sections of this
Agreement:

                           (i)      13.4
                           (ii)     13.5
                           (iii)    14.7
                           (iv)     14.8

            (i)      Amendment of any of the following Definitions:

                                    "Appraised Inventory Liquidation Value"

                                    "Majority Lenders"

                                    "Majority Revolving Credit Lenders"

                                    "Minimum Excess Availability Breach"

                                    "Tranche B Availability Breach"

                                    "Tranche B Payment Breach"

                                    "Permitted Protective OverAdvance"

                                    "Standstill Period"

                                    "SuperMajority Lenders"

                                    "SuperMajority Revolving Credit Lenders"

                                    "Tranche B Loan Action Events"

                                    "Unanimous Consent"

         16.6. ACTIONS REQUIRING SWINGLINE LENDER CONSENT No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.


         16.7. ACTIONS REQUIRING TRANCHE B LENDER CONSENT None of the following may be made without the Consent of the Tranche B Lender:

                  (a) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans in excess of 150 basis points per annum in the aggregate.

                  (b) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans not requiring the Consent of the Tranche B Lender pursuant to Section 16.7(a), unless the Loan Parties agree to increase the interest rate and fees payable to the Tranche B Lender contemporaneously therewith by a like amount.

                  (c) Any amendment, modification, or waiver of any provision of
Article 3 (entitled "The Tranche B Loan"). (d) Any amendment of Sections 2.2, 11.6, 14.1(c), 14.2, 14.3(c) or 14.4. (e) Amendment of any of the following
Definitions: "Change in Control" "Equipment" "Overloan" "Protective OverAdvances "Revolving Credit Ceiling" "Standstill Period." (f) Any release of Collateral comprised of Equipment except as otherwise required or provided for in the Loan Documents (including, without limitation, under Section 5.14) and except to facilitate a Liquidation.

         16.8.    ACTIONS REQUIRING AGENTS' CONSENT

                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of the Agents.
                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of the Agents.

         16.9.    MISCELLANEOUS ACTIONS

                  (a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Loan Party.

                  (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first

                            (i) receive such clear, unambiguous, written instructions as that Agent deems appropriate; and

                           (ii) be indemnified to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

         16.10.   ACTIONS REQUIRING BORROWERS' REPRESENTATIVE'S CONSENT

                  (a) The Borrowers' Representative's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Borrowers'
Representative:

         ARTICLE          TITLE OF ARTICLE
         ---------------------------------
         13                Revolving Credit Fundings and Distributions

         15                The Agents

                  (b) The Borrowers' Representative's consent to the amendment of those provisions referenced in Section 16.10(a)

                           (i) Shall be deemed given unless written objection is made, within seven (7) Business Days following the Administrative Agent's giving notice to the Borrowers' Representative of the proposed amendment; and

                           (ii) shall not be required following the occurrence of any Event of Default.

         16.11.   NONCONSENTING REVOLVING CREDIT LENDER

                  (a) In the event that a Revolving Credit Lender (in this
Section 16.11, a "NONCONSENTING LENDER") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 16, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 17.1, below, of the NonConsenting Lender's commitment hereunder on five (5) days written notice to the Administrative Agent and to the NonConsenting Lender.

                  (b) At the end of such five (5) days, AND PROVIDED THAT the NonConsenting Lender delivers the Note held by the NonConsenting Lender to the Administrative Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

                           (i) Such NonConsenting Lender's Pro-Rata share of the principal and interest of the Loans to the date of such assignment.

                           (ii) All fees distributable hereunder to the NonConsenting Lender to the date of such assignment.

                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Lender is entitled to reimbursement from the Loan Parties.

                  (c) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Note held by the NonConsenting Lender as provided in Section 16.11(b), then:

                           (i) The amount otherwise to be Transferred to the NonConsenting Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Note held by that NonConsenting Lender.

                           (ii) The Note held by the NonConsenting Lender shall have no force or effect whatsoever.

                           (iii) The NonConsenting Lender shall cease to be a "Lender".

                           (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as a "Revolving Credit Lender".

                  (d) In the event that more than One (1)Revolving Credit Lender wishes to require such assignment, the NonConsenting Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Loan Commitments, with the Administrative Agent coordinating such transaction.

                  (e) The Administrative Agent shall coordinate the retirement of the Note held by the NonConsenting Lender and the issuance of Notes to those Lenders which "take-out" such NonConsenting Lender, PROVIDED, HOWEVER, no processing fee otherwise to be paid as provided in Section 17.2(b) shall be due under such circumstances.

         16.12.   THE BUYOUT:

                  (a) The Tranche B Lender may (but shall not be obligated to) cause the assignment to the Tranche B Lender, or its designee, by the Revolving Credit Lenders, of all right, title and interest in, to, arising under, or in respect of the Revolving Credit Obligations upon five (5) Business Days prior written notice given at any time that the Tranche B Lender has the right, under
Section 14.1, to give an Acceleration Notice.

                  (b) Such assignments shall be effected on the Business Day next following the expiry of such five (5) Business Days by the execution, by the Revolving Credit Lenders, of an Assignment and Assumption (in the form of EXHIBIT 17.1, annexed hereto) in exchange for the payment, in immediately available funds, of the amount of Revolving Credit Obligations (including the Revolving Credit Early Termination Fee as if the same were then due and payable), providing that if the Revolving Credit Early Termination Fee is not collected on such date by the Tranche B Lender, then the Tranche B Lender shall use its best efforts to collect such Revolving Credit Early Termination Fee and upon collection thereof shall cause it to be paid in the order of priority set forth in Section 14.8(c).

The Tranche B Lender's buy out right under this Section 16.12 may only be exercised completely with respect to the entire Revolving Credit.

ARTICLE 17 -  ASSIGNMENTS BY LENDERS:

         17.1.    ASSIGNMENTS AND ASSUMPTIONS:

                  (a) Except as provided herein, each Revolving Credit Lender (in this Section 17.1(a), an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 17.1(a), each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Loans at the time owing to it, and of the Note held by the Assigning Revolving Credit Lender, PROVIDED
THAT:
                           (i) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any Assigning Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 17.1(a)(iii).
                           (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                           (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit

         Lender's Commitment) shall not be less than $10,000,000.00.

                        (iv) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers' Representative's receipt of notice of such proposed assignment.

                  (b) The Tranche B Lender, with prior written notice to the Administrative Agent, may assign all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents freely to any Person.

         17.2. ASSIGNMENT PROCEDURES. (THIS SECTION 17.2 DESCRIBES THE PROCEDURES TO BE FOLLOWED IN CONNECTION WITH AN ASSIGNMENT EFFECTED PURSUANT TO THIS ARTICLE 17 AND PERMITTED BY SECTION 17.1).

                  (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 17.1, annexed hereto (an "ASSIGNMENT AND ACCEPTANCE").

                  (b) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3,000.00, PROVIDED, HOWEVER, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Lenders at the initial execution of this Agreement.

                  (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and of the Loan Commitments, the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Lender. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a "Lender" hereunder for all purposes of this Agreement.

                  (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         17.3.    EFFECT OF ASSIGNMENT.

                           (a) From and after the effective date
specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                           (i)      The Assignee Revolving Credit Lender:

                                    (A) Shall be a party to this Agreement and
                  the other Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                                    (B) Shall have the rights of a Lender
                  hereunder to the extent of the Loan Commitment, the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

                           (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                           (iii) The Administrative Agent shall undertake to obtain and distribute replacement Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

                  (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE 18 - NOTICES:

         18.1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to either Agent:
                                    Fleet Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention : James Dore
                                                Director
                                    Fax       : 617 434 4339

         WITH A COPY TO:
                                    Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts 02108
                                    Attention : Robert E. Paul Esquire
                                    Fax       : 617 880 3456

If to the Tranche B Lender

                                    Back Bay Capital Funding LLC
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention  :
                                    Fax:       :  617 434 4312

WITH A COPY TO:
                                    Brown Rudnick Berlack Israels LLP
                                    One Financial Center
                                    Boston, Massachusetts 02111
                                    Attention  :   Andrew Strehle Esquire
                                    Fax        :   617-856-8201


If to the Borrowers' Representative
And All Loan Parties:

                                    Designs, Inc.
                                    66 B Street,
                                    Needham, Massachusetts 02194
                                    Attention : Dennis Hernreich
                                    Fax       : 781-444-8999

         WITH A COPY TO:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention : Peter Smith Esquire
                                    Fax       :   212-715-8278


         18.2.    NOTICE GIVEN.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one
          (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

         18.3. WIRE INSTRUCTIONS. Subject to change in the same manner that a notice address may be changed (as to which, SEE Section 18.1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

                                    Fleet National Bank
                                    ABA No.            011000390
                                    Acct Name:        Fleet Retail Finance Inc.
                                    Acct No. :        530-39952
                                    Reference:        Designs, Inc.


ARTICLE 19 - TERM:

         19.1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.6(g) hereof) until the Termination Date.

         19.2.    ACTIONS ON TERMINATION.

                  (a) On the Termination Date, the Loan Parties shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, SwingLine Loan and the Tranche B Loan).

                           (ii) Any then remaining unpaid installments of the Revolving Credit Commitment Fee.

                           (iii) Any then remaining unpaid installments of the Administrative Agent's Monitoring Fee.

                           (iv) Any payments due on account of the
          indemnification obligations included in Section 2.11(e).

                           (v) Any accrued and unpaid Unused Line Fee.

                           (vi) Any applicable Revolving Credit Early
          Termination Fee.

                           (vii) All accrued and unpaid interest (including all accrued and unpaid Tranche B Current Pay Interest and all accrued and unpaid Tranche B PIK Interest) on the Tranche B Loan.

                           (viii) Any then remaining unpaid installments of the Tranche B Commitment

          Fee and Tranche B Monitoring Fee.

                           (ix) Any accrued and unpaid Tranche B Early
          Termination Fee.

                           (x) All unreimbursed costs and expenses of each Agent and of Lenders' Special Counsel for which each Loan Party is responsible.

                  (b) On the Termination Date, the Loan Parties shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Administrative Agent (such as their being cash collateralized at 103 % of their then Stated Amount).

                  (c) Until such payment (Section 19.2(a)) and arrangements concerning L/C's (Section 19.2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower and those included in Article 3 which place any obligation on the Tranche B Lender to make any loan or advance or to provide any financial accommodation to any Borrower, shall remain in full force and effect until all Liabilities shall have been paid in full.

                  (d) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Loan Parties hereunder may be upon such conditions and indemnifications as the Administrative Agent reasonably may require.

ARTICLE 20 - GENERAL:

         20.1. PROTECTION OF COLLATERAL. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent.

         20.2. PUBLICITY. The Agents (or either of them) and the Tranche B Lender respectively may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Loan Party (and may utilize any logo or other distinctive symbol associated with each Loan Party) in connection with any advertising, promotion, or marketing undertaken by the Agents (or either of them) and/or by the Tranche B Lender.

         20.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers' Representative, each Loan Party, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and their respective successors and assigns, PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to any Loan Party shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         20.4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         20.5.    AMENDMENTS.  COURSE OF DEALING.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Loan Party and each Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Lender to give notice to the Borrowers' Representative of any Loan Party's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

                  (b) Each Loan Party may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 16, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Loan Parties (and any other guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         20.6. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Loan Party hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Loan Party might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Loan Party and each shall survive the same. All powers conferred upon the Administrative Agent or the Collateral Agent by this

Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         20.7. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, HOWEVER, with Sections 14.7 and 14.8 and any other applicable provisions of this Agreement. The Loan Parties shall remain liable for any deficiency remaining following such application.

         20.8. INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which on and after the Closing Date:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Loan Party to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c). imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Borrowers' Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Loan Parties shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         20.9.    COSTS AND EXPENSES OF AGENTS AND LENDERS .

                  (a) The Loan Parties shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which are incurred by each Agent and by the Tranche B Lender (and the respective Participants with the Tranche B Lender) in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (b) The Loan Parties shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Lenders to Lenders' Special Counsel.

                  (c) Each Loan Party authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertaking on the part of each Loan Party in this
Section 20.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Loan Party, other than a termination, release, or discharge which makes specific reference to this Section 20.9.

         20.10. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by any Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         20.11. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof).

         20.12. INDEMNIFICATION. The Borrowers' Representative and each Loan Party shall indemnify, defend, and hold each Agent and each Lender and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Loan Party, any other guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys' fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers' Representative, the Loan Parties or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers' Representative and the Loan Parties) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or wilful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers' Representative and/or the Loan Parties, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 20.12.

         20.13. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Any reference, herein, to a circumstance or event's having "more than a DE MINIMIS adverse effect" and any similar reference is to a circumstance or event which (x) in a well managed enterprise, would receive the active attention of senior management with a view towards its being reversed or remedied; or (y) if not reversed or remedied could reasonably be expected to lead to its becoming a material adverse effect.

                  (d) Titles, headings (indicated by being UNDERLINED or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (e) The words "includes" and "including" are not limiting.

                  (f) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (g) Text which is shown in ITALICS (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (h) The words "may not" are prohibitive and not permissive.

                  (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (k)      The symbol "$" refers to United States Dollars.

                  (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (n) Except as otherwise specifically provided, all references to time are to Boston time.
                  (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii)     The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but excluding".

                           (iv)     The word "through" means "to and including".

                  (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20.14 hereof, PROVIDED, HOWEVER, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         20.14.   INTENT.   It is intended that:

                  (a)      This Agreement take effect as a sealed instrument.

                  (b) The scope of all Collateral Interests created by any Loan Party to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Loan Party.

                  (c) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any Loan Party secure all Liabilities, whether now existing or contemplated or hereafter arising.

                  (d) All reasonable costs, expenses, and disbursements incurred by any Agent, and, to the extent provide in Section 20.9 each Lender, in connection with such Person's relationship(s) with any Loan Party shall be borne by the Loan Parties.

                  (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Loan Party which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section
2.18 hereof.

         20.15. PARTICIPATIONS. Each Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Lender's interests herein PROVIDED THAT no such participation shall include any provision which accords that Participant with any rights, VIS A VIS any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Lenders, but PROVIDED FURTHER, such participation, if in the Tranche B Loan, may be on such "voting" rights between that Lender and its Participant as the two may determine. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate any Agent to any Person other than a Lender.

         20.16. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Loan Party from any Agent or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Loan Party in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of each Loan Party to each Agent and such Lender or any Participant or such Affiliate and following the occurrence of an Event of Default may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Lender.

         20.17. PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that

Lender's interest and rights under this Agreement, PROVIDED, HOWEVER, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.

         20.18. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         20.19.   WAIVERS.

                  (a) The Borrowers' Representative and each Loan Party (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 20.19(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Loan Parties as provided herein, whether not or in the future, is relying on such waivers.

                  (b) THE BORROWERS' REPRESENTATIVE, EACH LOAN PARTY, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to an Agent's exercising of that Agent's rights upon default.

                           (III) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS' REPRESENTATIVE, ANY LOAN PARTY OR ANY OTHER PERSON AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (v)  Any claim to consequential, special, or
punitive damages.

                                                THE  BORROWERS' REPRESENTATIVE

                                                                 DESIGNS, INC.

                                           By_________________________________

                                   Print Name:________________________________

                                        Title:________________________________

                                                                     BORROWERS

                                                                 DESIGNS, INC.

                                           By_________________________________

                                   Print Name:________________________________

                                        Title:________________________________

                                                         DESIGNS APPAREL, INC.

                                           By_________________________________

                                   Print Name:________________________________

                                        Title:________________________________

                                     ADMINISTRATIVE AGENT AND COLLATERAL AGENT


                                                     FLEET RETAIL FINANCE INC.


                                           By_________________________________

                                   Print Name:________________________________

                                        Title:________________________________

                                                              TRANCHE B LENDER

                                                  BACK BAY CAPITAL FUNDING LLC


                                           By_________________________________

                                   Print Name:________________________________

                                        Title:________________________________



                                                              Signature Page 1

                                                 THE REVOLVING CREDIT LENDERS:

                                                    FLEET  RETAIL FINANCE INC.
                                           By_________________________________

                                         Name:________________________________

                                        Title:________________________________


                                                        HELLER FINANCIAL, INC.
                          (CO-DOCUMENTATION AGENT AND REVOLVING CREDIT LENDER)


                                           By_________________________________

                                         Name:________________________________

                                        Title:________________________________


                                        NATIONAL CITY COMMERCIAL FINANCE, INC.
                          (CO-DOCUMENTATION AGENT AND REVOLVING CREDIT LENDER)


                                           By_________________________________

                                         Name:________________________________

                                        Title:________________________________

                                                WELLS FARGO RETAIL FINANCE LLC
                               (SYNDICATION AGENT AND REVOLVING CREDIT LENDER)


                                           By_________________________________

                                         Name:________________________________

                                        Title:________________________________







                                                             Signature Page 2

                                                             Signature Page 3